UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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OraSure Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORASURE TECHNOLOGIES, INC.

220 East First Street

Bethlehem, Pennsylvania 18015

April 7, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders to be held on Tuesday, May 17, 2011, at the Historic Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania 18018, at 10:00 a.m. Eastern Time. Your Board of Directors and Executive Management Team personally look forward to greeting those present. If you cannot attend in person, we are pleased to offer a live webcast of the Annual Meeting, which you can access by going to our website, www.orasure.com.

Pursuant to the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet, a Notice of Availability of Proxy Materials (the “Notice”) has been sent to you. The Notice contains information on how to access copies of the proxy materials and vote your shares.

At the meeting, you will be asked to (i) elect three Class II Directors to serve on the Board of Directors until the Annual Meeting of Stockholders in 2014; (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011; (iii) approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in these materials; (iv) approve, by a non-binding advisory vote, the frequency of future stockholder advisory votes on executive compensation; (v) approve the amendment and restatement of the Company’s Stock Award Plan, including an increase in the number of shares of Common Stock authorized for grant under such Plan; and (vi) transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has approved the nominees for Director and recommends that you vote FOR their election to the Board. In addition, the Board of Directors recommends that you vote FOR the ratification of KPMG’s appointment, FOR the Company’s executive compensation, FOR an advisory vote on executive compensation by stockholders every three years, and FOR the amendment and restatement of the Stock Award Plan.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to submit your vote as soon as possible. You will have the option to vote by telephone, via the Internet, or by completing, signing, dating, and returning a paper Proxy Card. Additional details on these options can be found in the Notice sent to you or in the proxy materials. You may, of course, attend the Annual Meeting and vote in person regardless of whether you have previously voted by phone, the Internet or mail.

We look forward to seeing you at the meeting.

Sincerely,

Douglas A. Michels

President and Chief Executive Officer

ORASURE TECHNOLOGIES, INC.

220 East First Street

Bethlehem, Pennsylvania 18015

Notice of Annual Meeting of Stockholders

to be held May 17, 2011

To the Stockholders of OraSure Technologies, Inc.:

The Annual Meeting of Stockholders of OraSure Technologies, Inc., a Delaware corporation, will be held at the Historic Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania 18018, on Tuesday, May 17, 2011, at 10:00 a.m. Eastern Time, for the following purposes:

1.	To elect three Class II Directors for terms expiring in 2014;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011;

3.	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this Notice;

4.	To approve, by a non-binding advisory vote, the frequency of future advisory votes by stockholders on executive compensation;

5.	To approve the amendment and restatement of the Company’s Stock Award Plan, including an increase in the number of shares authorized for grant under such Plan; and

6.	To consider such other business as may properly come before the meeting or any adjournments thereof.

Additional information is included in the Proxy Statement accompanying this Notice. Only holders of Common Stock of record at the close of business on March 28, 2011, will be entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof.

By Order of the Board of Directors,

Jack E. Jerrett

Secretary

April 7, 2011

Bethlehem, Pennsylvania

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, you are urged to vote your shares as promptly as possible by telephone, via the Internet, or by completing, signing, dating and returning a paper Proxy Card, as described in the attached Proxy Statement. Voting by phone, the Internet or mail does not deprive you of your right to attend the Meeting and to vote your shares in person.

ORASURE TECHNOLOGIES, INC.

220 East First Street

Bethlehem, Pennsylvania 18015

Proxy Statement

We are providing these Proxy Materials to stockholders of OraSure Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s solicitation of proxies (each, a “Proxy”) for use at the Annual Meeting of Stockholders to be held on May 17, 2011, at 10:00 a.m. Eastern Time, at the Historic Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania 18018, and at any adjournment(s) thereof (the “Annual Meeting”).

As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the matters described in this Proxy Statement. For your convenience, we are pleased to offer a live webcast of our Annual Meeting which you can access by going to the Investor Relations section of our website, at www.orasure.com. The webcast will end after the formal portion of the meeting is adjourned and will not include the presentation by management or question and answer session for those present at the Annual Meeting.

We are furnishing Proxy Materials, including this Proxy Statement, the Proxy Card and the Company’s Annual Report to Stockholders for the year ended December 31, 2010 (“Annual Report”), to our stockholders by providing access to such documents on the Internet. On April 7, 2011, we mailed a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”), indicating that this Proxy Statement is now available to our stockholders of record entitled to vote at the Annual Meeting. All stockholders and beneficial holders have the ability to access a copy of our Proxy Materials on a website referred to and URL address included in the Notice. Stockholders will not receive printed copies of the Proxy Materials unless they request those copies. The Notice also instructs stockholders as to how to submit a Proxy through the Internet. If you would like to receive a paper or e-mail copy of your Proxy Materials, you should follow the instructions for requesting such materials included in the Notice. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these Proxy Materials and soliciting votes. If you choose to access the Proxy Materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Meeting Attendance

If you are a stockholder of record, meaning that you hold shares directly with the Company, and you plan to attend the Annual Meeting, please bring your Notice or Proxy Card. If you are a beneficial holder, meaning that your shares are held for you by a bank, broker or other intermediary, please bring a recent broker statement as proof of ownership of your shares as of the March 28, 2011 record date for the Annual Meeting. You will be required to present these materials as well as a valid photo identification in order to be admitted to the Annual Meeting. Company representatives will be at the entrance to the Annual Meeting and these representatives will have the authority to determine, on the Company’s behalf, whether these admission procedures have been followed and whether you will be granted admission to the Annual Meeting. Additional meeting procedures will be provided at the entrance to the Annual Meeting. Only the Company’s stockholders will be granted access to the Annual Meeting. Members of the media and of the general public will not be granted access.

Proxies

If represented by a properly executed Proxy, whether delivered by phone, the Internet or mail, as described below, your shares will be voted in accordance with your instructions. If you do not provide instructions with your Proxy, your shares will be voted according to the recommendations of our Board of Directors (the “Board”) as stated on the Proxy. You may revoke the authority granted by your Proxy at any time before the Annual Meeting by notice in writing delivered to the Secretary of the Company, by delivering a subsequently dated Proxy, or by attending the Annual Meeting, withdrawing the Proxy and voting in person.

At the Annual Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. The Board knows of no other matters to be presented for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the persons named in the Proxy Card will have discretionary authority to vote on those matters in accordance with their best judgment.

The cost of soliciting Proxies will be borne by us. In addition to solicitations by e-proxy and/or by mail, certain of our Directors, officers and regular employees may solicit Proxies personally or by telephone or other means without additional compensation. We have also engaged Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to provide proxy solicitation services at a fee estimated at $5,500 plus expenses.

Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

Voting Procedures

You will have a choice of voting over the phone, via the Internet or by completing and mailing a paper Proxy Card, as described below. Please check your Notice, Proxy Card or the information forwarded by your bank, broker or other holder of record to determine which options are available to you.

Voting by Phone or Internet.    If you desire to vote by phone or the Internet, whether you may do so will depend on how your shares are held.

If your shares are registered in your name with BNY Mellon Shareowner Services, our transfer agent, you may vote those shares by telephone by calling BNY Mellon Shareowner Services at 1-866-540-5760 (toll free in the United States or Canada only) or via the Internet at the following website: www.proxyvoting.com/osur. You may vote by telephone or the Internet provided you do so by 11:59 pm Eastern Time (8:59 pm Pacific Time) on May 16, 2011. Additional instructions can be found on your Notice and the Proxy Card accompanying this Proxy Statement.

If your shares are registered in the name of a broker, bank or other registered holder, you may be able to vote by phone or the Internet if the broker, bank or other record holder has procedures for telephone or Internet voting. If you desire to use either of these voting options, please follow the procedures provided to you by your broker, bank or other record holder.

The telephone and Internet voting procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. If you vote via the Internet, you should understand that there may be costs associated with this method of voting, such as usage charges from Internet access providers and telephone companies, that you must pay.

Voting by Mail.    If you desire to vote by using a paper Proxy Card instead of by telephone or the Internet, you will need to either print a copy of the Proxy Card from the website indicated in your Notice or follow the instructions in your Notice to request that a paper copy be sent to you. You will then need to complete, sign, date and return the Proxy Card to the Company, as described on the Proxy Card.

Submitting a Proxy by phone, the Internet or mail will not affect your right to withdraw your Proxy and vote in person at the Annual Meeting, provided that you follow the admission procedures described above.

Voting Securities

On March 28, 2011, the record date for determining stockholders entitled to vote at the Annual Meeting, we had outstanding and entitled to vote at the meeting 47,494,896 shares of common stock, par value $.000001 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on any matter brought before the Annual Meeting. A majority of the shares of Common Stock outstanding as of the record date, represented in person or by Proxy at the Annual Meeting, will constitute a quorum for the transaction of business.

Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached at the Annual Meeting. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions on how to vote the shares from the beneficial owner. Discretionary voting by a broker or other nominee is not permitted in connection with the election of Directors or matters related to executive compensation, including the Company’s Stock Award Plan and advisory votes. Thus, if your broker or nominee does not receive instructions from you, a broker non-vote will occur and your shares will not be voted on these matters.

Principal Stockholders

The following table sets forth information, as of March 28, 2011, regarding the beneficial ownership of the Company’s Common Stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding, (b) each Director and nominee for election as Director, (c) each of our executive officers named in the Summary Compensation Table in this Proxy Statement under “Executive Compensation,” and (d) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each person identified below is c/o OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Common Stock which a person has a right to acquire pursuant to the exercise of stock options and warrants held by that person that are exercisable within 60 days of March 28, 2011 are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent of Class
Wells Fargo and Company[3] 420 Montgomery Street San Francisco, CA 94104	7,758,869	16.3%

BlackRock, Inc.[4] 40 East 52nd Street New York, NY 10022	6,067,605	12.8%

Douglas A. Michels	1,311,792	2.7%

Ronald H. Spair	944,317	2.0%

Stephen R. Lee, Ph.D.	382,383	*

Roger L. Pringle[5]	337,577	*

Douglas G. Watson	325,000	*

Jack E. Jerrett	269,937	*

Mark L. Kuna	239,971	*

Ronny B. Lancaster	187,715	*

Charles W. Patrick	124,818	*

Michael Celano	116,580	*

Jack Goldstein, Ph.D.[6]	106,000	*

All directors and executive officers as a group (12 people)	4,346,090	8.7%

*Less	than 1%

(1)	Subject to community property laws where applicable, beneficial ownership consists of sole voting and investment power except as otherwise indicated.

(2)	Includes shares subject to options exercisable within 60 days of March 28, 2011, as follows: Mr. Michels, 712,902 shares; Mr. Spair, 611,576 shares; Dr. Lee, 220,177 shares; Mr. Pringle, 255,552 shares; Mr. Watson, 240,000 shares; Mr. Jerrett, 189,018 shares; Mr. Kuna, 142,508 shares; Mr. Lancaster, 130,000 shares; Mr. Patrick, 70,000 shares; Mr. Celano, 70,000 shares; Dr. Goldstein, 70,000 shares; and all directors and executive officers as a group, 2,711,733 shares. Also includes unvested restricted shares, as follows: Mr. Michels, 223,106 shares; Mr. Spair, 97,613 shares; Dr. Lee, 43,530 shares; Mr. Pringle, 15,000 shares; Mr. Watson, 25,000 shares; Mr. Jerrett, 27,579 shares; Mr. Kuna, 32,569 shares; Mr. Lancaster, 15,000 shares; Mr. Patrick, 15,000 shares; Mr. Celano, 15,000 shares; Dr. Goldstein, 15,000 shares; and all directors and executive officers as a group, 534,397 shares.

(3)	Based on information contained in a Schedule 13G/A filed January 20, 2011 by Wells Fargo and Company (“Wells Fargo”), on behalf of certain of its subsidiaries. Wells Fargo has sole voting power with respect to 7,100,302 shares and sole dispositive power with respect to 7,758,869 shares.

(4)	Based on information contained in a Schedule 13G/A filed January 10, 2011, by BlackRock, Inc. (“BlackRock”) on behalf of certain of its subsidiaries. BlackRock has sole voting and dispositive power with respect to the indicated shares.

(5)	Includes 1,500 shares owned by Mr. Pringle’s spouse.

(6)	On April 5, 2011, Dr. Goldstein retired from our Board of Directors and on April 6, 2011 Stephen S. Tang, Ph.D, was appointed as a new Director. As of March 28, 2011, Dr. Tang owned no shares of the Company’s Common Stock.

Corporate Governance

Board Operation and Leadership Structure

The Board has adopted Corporate Governance Principles which, along with the Charters for each of its Committees and the Company’s Code of Business Conduct and Ethics, provide a framework for the governance of the Company. The Company’s Corporate Governance Principles address matters such as the responsibilities and composition of the Board, Director independence and the conduct of Board and Committee meetings. The Company’s Code of Business Conduct and Ethics sets forth guiding principles of business ethics and certain legal requirements applicable to all Company employees and Directors. Copies of the current Corporate Governance Principles and Code of Business Conduct and Ethics are available at the Company’s website, www.orasure.com.

Currently, the Company’s Chief Executive Officer does not hold the position of Chairman of the Board as the Company believes it is appropriate for the Board to be led by an individual who is independent of management. Mr. Watson has served as the Chairman of our Board since March 2003. In the future, however, the Board may reconsider whether its Chief Executive Officer should also serve as Board Chairman.

Oversight of Risk Management

As part of its oversight of the Company’s operations, the Board and Audit Committee monitor the management of risks by the Company’s executives. The Audit Committee reviews the risks that the Company may face and receives reports from senior management on the nature of these risks and the procedures and processes in place to manage and mitigate such risks. Substantive areas of risk reviewed by the Audit Committee include financial, regulatory, legal compliance, operational, information technology and employment risks. The Audit Committee provides a report to the full Board on the matters covered during each of its meetings, including its risk monitoring activities. In addition, senior management provides periodic reports to the full Board on the major risks facing the Company and the processes and procedures in place to manage such risks.

Insider Trading

The Company has a policy designed to prevent any trading in the Company’s Common Stock or other securities by a person while such person is in possession of material nonpublic information. This policy applies to members of the Board, executive officers and all other employees of the Company. The policy prohibits trading in the Company’s securities on the basis of material nonpublic information, requires preapproval for directors and all employees of transactions in Company securities and establishes regular trading windows after each calendar quarter following the Company’s announcement of its quarterly financial results. Directors and employees are expressly precluded from engaging in short-term or speculative transactions involving Company securities, including short sales, the buying or selling of puts or calls, the purchase of securities on margin, prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar financial instruments.

Director Independence

The Company’s Corporate Governance Guidelines require, among other things, that a majority of the members of the Board meet the independence requirements of the Securities and Exchange Commission (“SEC”) and The NASDAQ Stock Market (“NASDAQ”), on which our Common Stock is listed. Each year our Board, with assistance from the Nominating and Corporate Governance Committee, conducts a review of Director independence. The most recent annual review occurred in the first quarter of 2011, during which the Board considered transactions and relationships, if any, between each Director or any member of such Director’s immediate family and the Company. The Board also conducted an independence review when Stephen S. Tang, Ph.D. became a Director in April 2011. As a result of these reviews, the Board determined that Michael Celano, Ronny B. Lancaster, Charles W. Patrick, Roger L. Pringle, Stephen S. Tang, Ph.D., and Douglas G. Watson are “independent,” as that term is defined in the applicable rules of NASDAQ and the SEC.

Only Douglas A. Michels and Ronald H. Spair were determined by the Board not to be independent. Mr. Michels is not independent because he is employed as our President and Chief Executive Officer, and Mr. Spair is not independent because he is employed as our Chief Financial Officer and Chief Operating Officer. Based on the foregoing, the Board of Directors is comprised of a majority of independent Directors.

Board Meetings

The Board held nine meetings and acted by written consent on four occasions during the year ended December 31, 2010. Each member of the Board attended more than 75 percent of the combined total of meetings of the Board and of the committees of the Board on which such member served during the period in the year in which he served as a Director.

Annual Meeting Attendance and Stockholder Communications

The Board has approved a policy concerning Board members’ attendance at our annual meeting of stockholders and a process for security holders to send communications to members of the Board. Our 2010 Annual Meeting of Stockholders held on May 11, 2010 was attended by all members of the Board. Descriptions of the Board’s policy on annual meeting attendance and the process for security holders to send communications to the Board are provided on our website, at www.orasure.com.

Committees of the Board

The Board currently has three standing committees – the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each Committee is composed entirely of independent Directors.

Audit Committee.    The Audit Committee oversees the Company’s accounting and financial reporting process, internal controls and audits, and consults with management and the Company’s independent registered public accounting firm on, among other items, matters related to the annual audits, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent registered public accounting firm. It also maintains direct responsibility for the compensation, termination and oversight of the Company’s independent registered public accounting firm and evaluates the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee operates pursuant to a written charter, a copy of which is available on our website at www.orasure.com.

Members of the Audit Committee are Michael Celano, Chairman, Charles W. Patrick, Stephen S. Tang, Ph.D. and Douglas G. Watson. During 2010, Jack Goldstein, Ph.D. resigned from the Audit Committee and on April 5, 2011 he retired from the Board. On April 6, 2011, Dr. Tang was appointed to the Board and replaced Dr. Goldstein as a member of the Audit Committee.

Each member of the Audit Committee is “independent,” as defined in the Exchange Act and applicable NASDAQ rules. The Board has determined that Mr. Celano is an “audit committee financial expert,” as that term is defined by applicable rules of the SEC. The Audit Committee met eleven times during the year ended December 31, 2010.

Compensation Committee.    The primary responsibility of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities with respect to all types of compensation for our officers and non-employee Directors. Our overall compensation philosophy, as determined by the Compensation Committee and approved by the Board, is to (i) reward executive officers for the performance of the Company and achievement by the executives of financial and other individual performance objectives, (ii) align the interests of the executive officers with the interests of our stockholders, (iii) provide long-term incentives for the executive officers, and (iv) set compensation levels sufficiently competitive to attract and retain high quality executives and to motivate them to contribute to our success.

On an annual basis, the Compensation Committee evaluates the performance of the Chief Executive Officer against previously established goals and objectives and reviews the performance evaluations and compensation recommendations for other executive officers provided by the Chief Executive Officer. Based on the foregoing, along with a review of compensation provided at comparable medical diagnostic and healthcare companies and the recommendations of a compensation consultant engaged by the Compensation Committee, the Committee determines cash and equity compensation for the Chief Executive Officer, other executive officers and the non-employee members of the Board. Compensation for the Chief Executive Officer is submitted for approval by a majority of independent Directors on the Board.

On an as-needed basis, the Compensation Committee retains independent compensation consultants to assist the Compensation Committee in evaluating and structuring our executive compensation program and making compensation decisions. During 2009, the Committee engaged Radford, a division of Aon Corporation, for this purpose. Radford was directed to provide (i) a competitive assessment of the cash and equity compensation paid to non-employee members of the Board, based on an analysis of a peer group of medical diagnostic and other healthcare companies and to provide specific advice on changing the cash component from a mix of fixed and meeting fees to only the payment of annual fees; (ii) a competitive assessment of the annual base salaries, incentive cash bonuses and equity compensation paid to the Company’s executives, based on an analysis of a peer group of medical diagnostic and other healthcare companies; and (iii) advice regarding the equity compensation paid to the Company’s executives. The Committee used the analysis and advice provided by Radford in setting compensation for 2010.

During 2010, the Committee decided to change its compensation consultant and engaged Pearl Meyer & Partners (“PM&P”). PM&P was directed to (i) review the Company’s philosophy and approach for executive compensation; (ii) assist the Committee in updating a peer group of medical diagnostic and healthcare companies comparable to the Company; (iii) review the pay mix and annual and long-term compensation plans utilized by the peer group; (iv) provide a competitive market assessment of compensation paid to the Company’s executives; and (v) assist the Committee in developing a long-term incentive plan under which equity awards would be granted for performance in 2011.

We paid PM&P approximately $85,000 for the executive compensation consulting services described above. A further discussion of the role of the Compensation Committee, our processes and procedures for determining executive officer and non-employee Director compensation, and the services provided by compensation consultants are set forth in the Section entitled, “Compensation Discussion and Analysis,” in this Proxy Statement.

The Committee is authorized to delegate any of its responsibilities to subcommittees or individuals, as the Committee deems appropriate. To date, the Committee has not exercised this right.

The Compensation Committee operates pursuant to a written charter, a copy of which is available on our website at www.orasure.com. Members of the Compensation Committee are Roger L. Pringle, Chairman, Ronny B. Lancaster, Stephen S. Tang, Ph.D. and Douglas G. Watson. Jack Goldstein, Ph.D. served on the Compensation Committee during 2010. Following his retirement from the Board on April 5, 2011, Dr. Goldstein was replaced on the Compensation Committee by Dr. Tang.

Each member of the Compensation Committee is “independent,” as defined in applicable NASDAQ rules. The Compensation Committee met eight times and acted by written consent on one occasion during the year ended December 31, 2010.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board identifies, evaluates and recommends to the Board candidates for election or re-election to the Board. In addition, this Committee is responsible for developing, recommending for Board approval and administering our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates pursuant to a written charter. Copies of the Committee’s charter and the Company’s Corporate Governance Guidelines are available on our website at www.orasure.com.

Members of the Nominating and Corporate Governance Committee are Ronny B. Lancaster, Chairman, Michael Celano, Charles W. Patrick, and Roger L. Pringle. Each member of the Nominating and Corporate Governance Committee is “independent,” as defined in applicable NASDAQ rules. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2010.

In evaluating and recommending candidates for the Board, the Nominating and Corporate Governance Committee will consider candidates recommended by members of the Committee or the Board of Directors, officers or employees of the Company, the Company’s security holders and other business contacts. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Candidates recommended by security holders will be considered by the Nominating and Corporate Governance Committee in the same manner as candidates recommended by other sources, but only if the security holder makes its recommendation in accordance with the advance notification provisions set forth in the Company’s By-laws. For a description of these provisions, see the Section entitled, “Nomination of Directors,” in this Proxy Statement.

Although there is no formal policy governing Board diversity, the Nominating and Corporate Governance Committee considers diversity and other factors in evaluating new candidates for the Board. The term diversity is used broadly to include not only race, gender and national origin, but also the following, as well as any other factors determined to be relevant by the Committee based on the needs of the Board and Company: independence, integrity, knowledge, judgment, character, leadership skills, education, industry experience, financial literacy, technical background, specialized expertise, and standing in the community. In evaluating incumbent Directors for re-election, the Nominating and Corporate Governance Committee considers that Director’s background, experience and overall service to the Company, including the number of meetings attended, level of participation, quality of performance and other factors deemed relevant by the Committee.

Nomination of Directors

Our Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder entitled to vote for the election of Directors at the Annual Meeting. A stockholder’s notice of nomination must be made in writing to the Company’s Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting. However, in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Secretary must set forth, with respect to the nominee, the name, age, business address, residence address, principal occupation or employment of the person, the class and number of shares of capital stock of the Company which are beneficially owned by the person, and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act. The notice must also include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of the stockholder and such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are held of record or beneficially owned by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such stockholder and beneficial owner, including without limitation, any derivative instrument, swap, option, warrant, short interest, hedge, profit sharing arrangement or borrowed or loaned shares; (iii) a description of any arrangements or understandings between such stockholder and beneficial owner and each proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner or with respect to actions to be proposed or taken by such nominee if elected as a Director; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or may otherwise be required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. We may also require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Company.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management’s conduct of the Company’s financial reporting process, including monitoring (1) the participation of management and the outside independent registered public accounting firm in the financial reporting process, (2) the Company’s systems of internal accounting and financial controls, (3) the annual independent audit of the Company’s financial statements and (4) the qualifications, independence and performance of the outside independent registered public accounting firm. The Committee selects the Company’s outside independent registered public accounting firm, and once selected, the outside independent registered public accounting firm reports directly to the Committee. The Committee is responsible for approving both audit and non-audit services to be provided by the outside independent registered public accounting firm. The Committee operates pursuant to a Charter that was last amended and restated by the Board on August 14, 2007.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management, which included a discussion of not only the quality, but also the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee met with the independent registered public accounting firm, with and without management, to discuss the results of their audit and their judgments regarding the Company’s accounting policies. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC and selected KPMG LLP as the independent registered public accounting firm for fiscal year 2011. The Board is recommending that stockholders ratify that selection at the Annual Meeting.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE COMPANY’S BOARD OF DIRECTORS

Michael Celano, Chairman

Charles W. Patrick

Douglas G. Watson

March 2, 2011

Executive Officers

The table below provides information about the executive officers of the Company as of March 28, 2011. Officers of the Company hold office at the discretion of the Board.

Name	Age	Position
Douglas A. Michels	54	President and Chief Executive Officer
Ronald H. Spair	55	Chief Financial Officer and Chief Operating Officer
Stephen R. Lee, Ph.D.	51	Executive Vice President and Chief Science Officer
Anthony Zezzo II	57	Executive Vice President, Marketing and Sales
Jack E. Jerrett	52	Senior Vice President, General Counsel and Secretary
Mark L. Kuna	47	Senior Vice President, Finance, Controller and Assistant Secretary

Douglas A. Michels has been the Company’s President and Chief Executive Officer since June 2004. Prior to that, Mr. Michels served as Group Vice President, Global Marketing of Ortho-Clinical Diagnostics, President of Ortho-Clinical Diagnostics International, and President of Johnson & Johnson Healthcare Systems, Inc. Earlier in his career, Mr. Michels held various positions of increasing responsibility within the Johnson & Johnson family of companies, including Vice President, Sales & Marketing, Vice President/General Manager – Immunocytometry Business, Executive Director Sales & Marketing, Director of Marketing, Director of Sales, and Regional Sales Manager for Ortho Diagnostic Systems, Inc. Prior to joining Johnson & Johnson, Mr. Michels worked for the Diagnostics Division of Abbott Laboratories in various sales and product management positions. Mr. Michels received a B.S. degree in Public Health Administration from the University of Illinois and an M.B.A. from Rutgers University. In addition, Mr. Michels serves on the Board of West Pharmaceutical Services, Inc. and is a member of the Board of Trustees of St. Luke’s Hospital.

Ronald H. Spair has been the Company’s Chief Financial Officer and Chief Operating Officer since September 2006 and served as Executive Vice President and Chief Financial Officer since November 2001. Prior to that time, Mr. Spair was Vice President, Chief Financial Officer and Secretary of Delsys Pharmaceutical Corporation, a pharmaceutical manufacturing system development company, Senior Vice President, Chief Financial Officer and Secretary of SuperGen, Inc., a pharmaceutical company, and Senior Vice President, Chief Financial Officer and Secretary of Sparta Pharmaceuticals, Inc., a development stage pharmaceutical company. Mr. Spair received both his B.S. in Accounting and M.B.A. from Rider College. He is also a licensed Certified Public Accountant and is a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Stephen R. Lee, Ph.D. has been the Company’s Executive Vice President and Chief Science Officer since September 2005. Prior to that time, Dr. Lee worked at Ortho-Clinical Diagnostics, a Johnson & Johnson company, serving as Vice President, Assay Research & Development, Executive Director, Worldwide Immunodiagnostic Product Development, and Director, Infectious Disease Assay Development. Dr. Lee has had responsibility for or direct involvement in the development of over 40 major diagnostic assays, in such areas as infectious disease, cardiology, oncology and other conditions. While at Ortho, Dr. Lee was awarded the Johnson Medal, Johnson & Johnson’s highest award for Research and Development. Prior to joining Ortho, Dr. Lee worked as a scientist for both Wampole Labs and Immunicon Corporation. Dr. Lee received a BSc. in Biochemistry from Sheffield University (U.K.) in 1981 and a Ph.D. degree in Biochemistry from Cardiff University (U.K.) in 1985.

Anthony Zezzo II has been the Company’s Executive Vice President, Marketing and Sales since January 2011. From 2004 to December 2010, Mr. Zezzo was Vice President, North American Sales and Marketing at the Ortho-Clinical Diagnostics Division of Johnson & Johnson. Prior to that time, Mr. Zezzo held a series of increasingly responsible positions within Johnson & Johnson, including as Executive Director, Johnson & Johnson Healthcare Systems from 1994 to 1996, Executive Director, Marketing and Sales for the AIDS/Hepatitis

Division of Ortho Diagnostics from 1996 through 1999 and Vice President, Sales and Marketing for Ortho Diagnostics’ businesses in the United States, Canada and Latin America, from 1999 to 2004. Mr. Zezzo received his B.A. in Political Science from Grove City College.

Jack E. Jerrett has been the Company’s Senior Vice President and General Counsel since February 2003 and served as Vice President and General Counsel since November 2000. He has also served as the Company’s Secretary since February 2001. Prior to joining the Company, Mr. Jerrett served in the positions of Associate General Counsel and Senior Counsel at PPL Electric Utilities Corporation, and acted as general counsel to PPL Gas Utilities Corporation. Prior to that time, Mr. Jerrett was Senior Corporate Attorney of Union Pacific Corporation and an Associate with Morgan, Lewis & Bockius. Mr. Jerrett received his B.S. in Accounting from Villanova University and his J.D. from the Villanova University School of Law. He is a member of the Pennsylvania Bar and the American and Pennsylvania Bar Associations.

Mark L. Kuna has been the Company’s Senior Vice President, Finance and Controller since September 2006, and served as Vice President and Controller since February 2003 and as Controller since February 2001. Mr. Kuna has also served as the Company’s Assistant Secretary since May 2002 and provided accounting and financial analysis support since joining the Company in October 2000. Prior to that time, Mr. Kuna served as Director of Financial Planning and Analysis for the greater Philadelphia region of XO Communications, Inc., and Vice President and Principal Accounting Officer of Wedco Technology, Inc. Prior to joining Wedco Technology, he was an accountant with Deloitte and Touche. Mr. Kuna received his B.S. in Accounting from the University of Scranton, is a licensed Certified Public Accountant, and is a member of the Pennsylvania and American Institutes of Certified Public Accountants.

Transactions With Related Persons

Since January 1, 2010, there have been no transactions with related persons which would require disclosure in this Proxy Statement. The Audit Committee is required to review and approve in advance all transactions with related persons involving the Company. The Audit Committee may approve a related party transaction if the transaction is on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party. The Audit Committee also reviews any public disclosures of a related party transaction contained in our SEC filings. These responsibilities are described in the Audit Committee’s charter, a copy of which is available on our website at www.orasure.com.

Information regarding employment and severance agreements between our executive officers and the Company is set forth in the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change in Control,” in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and Directors and persons who own more than ten percent of our Common Stock (collectively, “Reporting Persons”) file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

As a matter of practice, our administrative staff assists each of the Reporting Persons who are employees and Directors of the Company in preparing initial reports of ownership and reports of changes in beneficial ownership and filing such reports with the SEC and the NASDAQ. Based solely on a review of the copies of forms filed by or on behalf of the Reporting Persons and on written representations (if any) from each of the Reporting Persons, we believe that all Reporting Persons complied on a timely basis with all applicable filing requirements with respect to the year 2010.

ITEM 1.	Election of Directors

Background

At the Annual Meeting, you will be asked to vote on the election of three Directors. A majority of the independent members of the Board have nominated Ronny B. Lancaster, Roger L. Pringle and Ronald H. Spair for election as Class II Directors, for terms expiring at the Annual Meeting of Stockholders in 2014.

The nominees for election as Directors are presently members of our Board. Mr. Lancaster joined the Board in 2003, is currently Chairman of the Nominating and Corporate Governance Committee and serves on the Compensation Committee. Mr. Pringle joined the Board in 2000 and serves on the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Spair joined the Board in 2006 and is the Company’s Chief Financial Officer and Chief Operating Officer.

We do not know of anything that would preclude any nominee from serving. However, should any nominee for any reason become unable or unwilling to serve as a Director, the persons named in the enclosed Proxy Card will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

Any vacancy that occurs on the Board that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board may be filled by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director.

Effective April 5, 2011, Jack Goldstein, Ph.D. decided to retire from our Board. Dr. Goldstein became a Director in 2006 and had served as Chairman of the Compensation Committee and as a member of the Audit Committee. The Board extends its heartfelt thanks to Dr. Goldstein for his many contributions to the Company and wishes him well in his future endeavors. On April 6, 2011, the Board appointed Stephen S. Tang, Ph.D. to fill the vacancy created by Dr. Goldstein’s retirement as a Class I Director with a term expiring in 2013. Dr. Tang was also appointed to serve on the Audit Committee and Compensation Committee.

Certain information with respect to each person nominated for election as a Director and each person whose term of office as a Director will continue after the Annual Meeting, including the particular experience, qualifications, attributes and skills they possess that led to the conclusion that they should serve as a Director, is set forth below.

Name	Principal Occupation	Age	Director Since
Class I (Directors Whose Terms Expire in 2013):
Stephen S. Tang, Ph.D.	President and Chief Executive Officer of The University City Science Center	50	2011
Douglas G. Watson	Chief Executive Officer of Pittencrieff Glen Associates	66	2002

Class II (Nominees for Terms Expiring in 2014):
Ronny B. Lancaster	Senior Vice President for Federal Government Relations of Assurant, Inc.	59	2003
Roger L. Pringle	President of The Pringle Company	70	2000
Ronald H. Spair	Chief Financial Officer and Chief Operating Officer of the Company	55	2006

Class III (Directors Whose Terms Expire in 2012):
Michael Celano	Chief Financial Officer of Kensey Nash Corporation	52	2006
Douglas A. Michels	President and Chief Executive Officer of the Company	54	2004
Charles W. Patrick	Principal, Patrick Consulting	56	2006

Stephen S. Tang, Ph.D., became a member of the Board in April 2011. Since January 2008, Dr. Tang has served as President and Chief Executive Officer of The University City Science Center, an urban research park and business incubator owned by over thirty leading universities, medical schools and health networks in the greater Philadelphia, Pennsylvania area. Prior to that, Dr. Tang was employed by Olympus America, Inc., serving as Group Vice President for Life Science from 2006 to 2008 and as Vice President of Life Science Business Development from 2005 to 2006. Prior to his work with Olympus America, Dr. Tang served as President and Chief Executive Officer of Millennium Cell Inc., an energy technology firm, from 2000 to 2004 and as Vice President and Managing Director of the global pharmaceutical and healthcare practice of A.T. Kearney Inc. prior to 2000. Dr. Tang holds a B.S. degree in Chemistry from The College of William and Mary, an M.S. degree and Ph.D. in Chemical Engineering from Lehigh University and an MBA from The Wharton School of Business at the University of Pennsylvania. Dr. Tang’s extensive business experience, and in particular his experience in the life sciences industry and with strategic and business development matters, led to the conclusion that he should serve on the Company’s Board.

Douglas G. Watson became a member of the Board in May 2002 and became Chairman of the Board in March 2003. Since July 1999, Mr. Watson has been Chief Executive Officer of Pittencrieff Glen Associates, a leadership and management consulting firm, which he founded. Prior to that, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, the U.S. subsidiary of Novartis A.G., President and Chief Executive Officer of Ciba-Geigy Corporation, President of the Ciba Pharmaceuticals Division and Senior Vice President of Planning and Business Development of Ciba’s U.S. Pharmaceuticals Division. Mr. Watson holds an M.A. degree in pure mathematics from Churchill College, Cambridge University, and is a member of the Chartered Institute of Management Accountants. Mr. Watson also serves on the Boards of BioMimetic Therapeutics, Inc., Dendreon Corporation and Delcath Systems Inc. and previously served on the Boards of Engelhard Corporation, Genta Inc. and Javelin Pharmaceuticals Inc. Mr. Watson’s long business career and executive-level management experience in the pharmaceutical industry, his financial and accounting expertise and his service on the Boards and Board Committees of other private and public companies led to the conclusion that he should serve on the Company’s Board.

Ronny B. Lancaster became a member of the Board in May 2003. Mr. Lancaster has served as Senior Vice President, Federal Government Relations of Assurant, Inc., a provider of specialty insurance and insurance-related products and services since September 2005. From 1993 until September 2005, Mr. Lancaster served in various capacities at the Morehouse School of Medicine in Atlanta, including as Chief Operating Officer. Prior to that, Mr. Lancaster was Executive Assistant to the Secretary and Principal Deputy Assistant Secretary for Planning and Evaluation at the U.S. Department of Health and Human Services,, General Counsel of Hamilton Enterprises, Inc., Senior Washington Representative for Blue Cross/Blue Shield Association, and Chief of the Division of Fee-For-Service Plans at the U.S. Office of Personnel Management. Mr. Lancaster received his B.A. in Economics from the Catholic University of America, his M.B.A. from the Wharton School of the University of Pennsylvania, and his J.D. degree from The Georgetown University Law Center. He is admitted to the Bars of Pennsylvania and the District of Columbia. Mr. Lancaster currently serves on the Board of Immucor, Inc. and on the Medical Advisory Board of Henry Schein, Inc. Mr. Lancaster’s expertise in government affairs and political matters, his extensive medical and healthcare experience and his legal training led to the conclusion that he should serve on the Company’s Board.

Roger L. Pringle has served on the Board since September 2000, when the Company was formed by the merger of Epitope, Inc. (“Epitope”) and STC Technologies, Inc. Prior to that, Mr. Pringle served as Chairman of the Board and a member of the Board of Directors of Epitope, and was a director of Agritope, Inc., a plant genetics subsidiary of Epitope. Mr. Pringle is the President of The Pringle Company, a strategy and executive consulting firm in Portland, Oregon, which was founded in 1976. Mr. Pringle currently serves on the Boards of Bank of the Northwest and Prolifiq Software, Inc. and previously served on the Boards of Metro One Telecommunications Inc. and North Pacific Group. Mr. Pringle received a B.S. in Business from Oregon State University and an MBA from the University of Oregon. Mr. Pringle’s long service as a member of the Board of Epitope, his entrepreneurial and business leadership skills and his service on the Boards of other private and public companies led to the conclusion that he should serve on the Company’s Board.

For biographical information on Mr. Spair, see the Section entitled, “Executive Officers,” in this Proxy Statement. Mr. Spair’s service as Chief Financial Officer and Chief Operating Officer of the Company, his financial and accounting expertise and his extensive business and investor relations experience led to the conclusion that he should serve on the Company’s Board.

Michael Celano became a member of the Board in October 2006. Mr. Celano has served as Chief Financial Officer of Kensey Nash Corporation, a biomaterials company, since March 2009 and as Managing Director of Aon Risk Services from August 2007 to December 2008. From September 2004 to May 2007, Mr. Celano served as Vice President, Finance and Chief Financial Officer for BioRexis Pharmaceutical Corporation, a biopharmaceutical company. Before joining BioRexis, Mr. Celano served as a partner with KPMG LLP, in charge of its Mid-Atlantic Life Sciences Practice, and was co-leader of its National Life Science Practice. Prior to joining KPMG, Mr. Celano was co-leader of the Life Science Practice for Arthur Andersen. Mr. Celano is a Certified Public Accountant and holds a B.S. degree in Accounting from St. Joseph’s University. Mr. Celano’s accounting and financial expertise, and specifically his long career in public accounting focused in the life sciences area, and his extensive business experience led to the conclusion that he should serve on the Company’s Board.

For biographical information on Mr. Michels, see the Section entitled, “Executive Officers,” in this Proxy Statement. Mr. Michels’ service as President and Chief Executive Officer of the Company, his extensive business and executive-level management experience in the medical diagnostics field and his sales and marketing expertise led to the conclusion that he should serve on the Company’s Board.

Charles W. Patrick became a member of the Board in January 2006. Since 2000, Mr. Patrick has served as Principal of Patrick Consulting, a management consulting firm that helps diagnostic and technology companies develop sales, marketing and distribution strategies. Mr. Patrick is also the President and Co-owner of ADS Golf, Inc. Prior to that time, he served as the President and Chief Executive Officer of Call Nexus, Inc., a provider of virtual call center services, and Vice President of Sales and Marketing for Biosite Diagnostics, a medical diagnostics company, where he had primary responsibility for developing and achieving Biosite’s strategic sales and marketing objectives. Prior to his time at Biosite, Mr. Patrick served as World Wide Group Marketing Manager and held several other sales and marketing positions for the Diagnostics Division of Abbott Laboratories. Mr. Patrick received a B.A. in Communications/Journalism from the University of Central Florida. Mr. Patrick also serves on the Board of diaDexus, Inc. Mr. Patrick’s extensive sales and marketing background, his experience in the medical diagnostics industry and his entrepreneurial skills led to the conclusion that he should serve on the Company’s Board.

Vote Required; Board Recommendation

If a quorum is present, each nominee will be elected if he receives a plurality of the votes cast by shares present in person or by Proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the required vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for the nominees, each of whom has consented to be named and to serve if elected.

Your Board recommends that you vote FOR the election of the Director nominees.

ITEM 2.	Ratification of Appointment of Independent Registered Public Accounting Firm

Background

The Audit Committee of the Board of Directors has approved the reappointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2011. The Audit Committee has also recommended that the Board submit the appointment of KPMG for ratification by stockholders at the Annual Meeting. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment.

One or more representatives of KPMG are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

Ratification of the appointment of KPMG requires the affirmative vote of a majority of shares present in person or by Proxy and entitled to vote at the Annual Meeting. Shares voted in person or represented by Proxy which are not voted for this ratification (by voting no or abstaining) will have the effect of voting against this proposal. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for ratification of the appointment of KPMG as our independent registered public accounting firm for 2011.

Your Board recommends that the stockholders vote “FOR” ratification of the appointment of KPMG.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees.

The following table presents fees for professional audit services rendered by KPMG for the audits of our annual financial statements for the years ended December 31, 2010 and 2009, for the audits of our internal control over financial reporting as of December 31, 2010 and 2009 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2010 and 2009. The following table also includes fees billed for other services rendered by KPMG:

	2010	2009
Audit fees[1]	$462,500	$450,000
Audit-related fees	—	—
Tax fees[2]	95,591	131,821
All other fees[3]	—	—

Total fees	$558,091	$581,821

(1)	Includes fees related to the audit of our financial statements for each indicated year, audits of our internal control over financial reporting for each indicated year, and interim reviews of our financial statements in the Company’s Quarterly Reports on Form 10-Q for each indicated year, notwithstanding when the fees were billed or when the services were rendered. Also included in 2010 are professional services in connection with the review of a registration statement on Form S-3 and the issuance of a related consent.

(2)	During 2010 and 2009, we engaged KPMG to provide tax compliance and tax planning services.

(3)	The Company did not pay any other fees to KPMG in connection with their services in 2010 and 2009.

The Audit Committee has adopted a general practice of pre-approving all audit and non-audit services provided to the Company by our independent registered public accounting firm. The Chairman of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services having an aggregate value of up to $10,000 in between meetings of the Audit Committee, provided that such pre-approval is communicated to the Audit Committee at its next scheduled meeting. All services by KPMG in 2010 and 2009 were pre-approved in accordance with these practices.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation programs together with the material factors underlying the decisions which resulted in compensation for 2010 provided to the Company’s Chief Executive Officer (“CEO”) and the other named executive officers (collectively, the “NEOs”), as presented in tables which follow this CD&A.

Executive Summary.    As discussed in detail below, our compensation program is designed to pay executives for performance by offering rewards for the achievement of pre-determined financial and strategic performance objectives. Our program is also designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract and retain high quality executives and to motivate them to contribute to our success. Key features of our compensation program include the following:

•

Our executive compensation focuses on performance, with a significant portion comprised of annual cash bonuses and long-term equity awards provided to executives based on the achievement of predetermined performance objectives. In prior years, where these performance objectives were not met, the level of compensation provided to executives has been reduced accordingly.

•

Equity awards consist of a mix of restricted stock and stock options, and in recent years the proportion of stock options has been increased in order to make our long-term incentive compensation more performance-based. In addition, equity awards are subject to long-term vesting requirements and thereby help align the interests of our executives with the interests of our stockholders.

•

In establishing compensation, the Compensation Committee of our Board regularly utilizes independent compensation consultants and makes compensation decisions based on a competitive assessment of compensation paid to executives at a peer group of comparable medical diagnostic and healthcare companies.

•

The total compensation paid to executives is targeted at the median or 50th percentile of a peer group of comparable companies with an opportunity to earn up to the 75th percentile based on achievement of performance objectives.

•	The Company does not provide its executives with any perquisites.

•	The Company has implemented an annual process to assess the risks associated with our compensation programs.

For these and the other reasons described in this CD&A, we believe our compensation program follows sound corporate governance principles and is strongly aligned with the interests of our stockholders.

Compensation Philosophy.    The primary objectives of our compensation program for executive officers are to:

•	reward executive officers for the performance of the Company and achievement by such officers of individual performance objectives;

•	align the interests of the executive officers with the interests of our stockholders;

•	provide long-term incentives for the executive officers; and

•	set compensation at sufficiently competitive levels to attract and retain high quality executives and to motivate them to contribute to our success.

Compensation for executive officers is established by the Compensation Committee of our Board (the “Committee”) in accordance with the above objectives. In setting executive compensation, the Committee considers the Company’s and each executive’s performance against previously established objectives, internal pay equity, the Company’s industry position, general industry data and recommendations of independent third party compensation consultants engaged by the Committee. The Committee periodically retains independent compensation consultants to review our executive compensation practices and to assist the Committee in establishing competitive compensation levels for our executives. In determining whether to retain a compensation consultant, the Committee has sole authority to decide whether to hire or fire any such consultant and to control the nature and scope of the engagement.

The Committee seeks to set aggregate compensation levels for executives near the median or fiftieth (50th) percentile of amounts paid by comparable medical diagnostic and healthcare companies (defined by industry, revenues, market capitalization, number of employees or a combination of these factors) for performance consistent with the Company’s target financial and strategic business plans for the applicable year. Use of the fiftieth (50th) percentile is intended as a market check and not as an absolute target. As a result, the aggregate compensation and the value of specific compensation components for individual executives may fall below or exceed that median level depending on individual performance and contribution by the executive. Aggregate compensation includes the total value of the base salary, incentive cash bonus and equity awards provided to each executive officer.

Annual Performance Evaluations.    On an annual basis, the Committee evaluates the performance of the CEO against predetermined performance objectives and the CEO evaluates the performance of the other NEOs against their respective predetermined performance objectives. Annual performance objectives for the NEOs are established at the beginning of the applicable year and generally include two parts: the Company’s overall target financial/strategic performance objectives and the individual objectives in the functional areas for which the executive is responsible. For each NEO, these objectives are then weighted to reflect their relative importance to the Company and the executive’s functional responsibilities. With respect to 2010, the Company’s annual financial/strategic performance objectives were weighted at 50% for Messrs. Michels and Spair and 30% for Dr. Lee and Mr. Jerrett, with the individual performance objectives for these executives accounting for the balance of the weighting. Mr. Kuna had only individual performance objectives for 2010.

Depending on the Company’s overall performance and the extent to which an executive achieves his individual objectives for a particular year, the executive will be rated as “Does Not Meet,” “Meets Expectations,” “Exceeds Expectations” or “Outstanding.” As described later in this CD&A, the Committee uses the performance ratings to determine annual base salary adjustments, incentive cash bonuses and equity awards.

Competitive Assessments.

During 2009, the Committee engaged Radford, an independent compensation consultant (“Radford”), to prepare a competitive assessment of compensation practices. Radford collected and analyzed compensation data from (i) a group of companies with a similar diagnostic product focus and business stage as the Company, with revenues ranging from $25 million to $250 million, market capitalizations ranging from $55 million to $475 million and employee populations ranging from 95 to 860 (“Diagnostic Peers”); and (ii) a broader group of life sciences companies with revenues ranging from $50 million to $200 million (“Life Science Peers”). The companies comprising each of these peer groups were as follows:

Diagnostic Peers	Life Science Peers
Caliper Life Sciences	454 Life Sciences/Roche	Meridian Bioscience
Cepheid	Acorda Therapeutics	Micrus Endovascular
Clarient	Affymax	Monogram Biosciences
Genomic Health	Alnylam Pharmaceuticals	Morphosys AG
Genoptix	Alphatec Spine	Nektar Therapeutics
Harvard Biosciences	Auxilium Pharmaceuticals	Noven Pharmaceuticals
Immucor	Biocryst Pharmaceuticals	NPS Pharmaceuticals
Meridian Biosciences	Caliper Life Sciences	Onyx Pharmaceuticals
Monogram Biosciences	Candela Laser	OraSure Technologies
Quidel	Cepheid	Orthovita
Sequenom	Clarient	Osteotech
Surmodics	Conceptus	Pozen
	Cryolife	Progenics Pharmaceutical
	Emergent Biosolutions	Prostrakan
	Enzon	QLT
	Eresearch Technology	Questcor Pharmaceuticals
	Eurand	Quidel
	Exactech	R&D Systems
	Exelixis	Salix Pharmaceuticals
	Genomic Health	Santarus
	Genoptix	Sciclone Pharmaceuticals
	Harvard Bioscience	Sorin Group USA
	Heska	Starr Surgical Company
	Indevus Pharmaceuticals	Sucampo Pharmaceuticals
	Infinity Pharmaceutical	Surmodics
	Inspire Pharmaceuticals	Symyx Technologies
	Ista Pharmaceuticals	Verenium
	Jazz Pharmaceuticals	Vertex Pharmaceuticals
	Kensey Nash	Vivus
	Maxygen	Xoma
	Medarex	Zymogenetics

The competitive compensation data developed by Radford in 2009 was used by the Committee in determining base salary levels, the incentive bonus targets and equity award guidelines for 2010.

During 2010, the Committee engaged PM&P to provide compensation consulting services, including an updated competitive assessment of compensation paid to the Company’s executives. PM&P assisted the Committee in identifying a peer group consisting of fifteen medical diagnostic and healthcare companies, ten of which were considered a primary peer group because of their close similarity to the Company’s business mix. The additional five peer companies were used for reference purposes. Companies included in the peer group were selected based on total revenues, market value and number of employees, and included the following:

Primary Peer Companies	Additional Companies
Abaxis, Inc.	Caliper Life Sciences, Inc
Celera Corporation	Genomic Health, Inc.
Cepheid, Inc.	Harvard Bioscience, Inc.
Enzo Biochem, Inc.	MEDTOX Scientific, Inc.
Immucor, Inc.	Orchid Cellmark, Inc.
IRIS International Inc.
Luminex Corporation
Meridian Bioscience, Inc.
Neogen Corporation
Quidel Corporation

The Committee expects to use the smaller, more targeted peer group developed by PM&P for future compensation assessments. The competitive compensation data developed by PM&P in 2010 was used by the Committee to evaluate the market competitiveness of base salary increases, incentive cash bonuses and equity grants approved based on performance during 2010 and the incentive bonus targets and long-term incentive plan established for 2011.

Compensation Components.    Our executive compensation program consists of the components set forth below.

1. Annual Base Salary.    The Committee believes that competitive salaries must be paid in order to attract, retain and motivate high quality executives. Each year, the Committee evaluates and determines the annual base salaries for the NEOs. In determining salaries, the Committee considers the annual performance evaluation of the CEO prepared by non-employee Directors on the Board and the annual performance evaluations prepared by the CEO for all other NEOs. The Committee also considers the Company’s budget for expected salary adjustments, salary levels paid at comparable medical diagnostic and healthcare companies and any recommendations that may be made by any compensation consultant engaged to assist the Committee. An executive’s annual salary adjustment will tend to be at the higher end of the range budgeted by the Company if the executive receives a performance rating of “Meets Expectations” or better and such executive’s pre-adjustment salary level is at or near the 50th percentile for his or her position at comparable medical diagnostic and healthcare companies.

From time to time, the Committee may approve salary adjustments for executives to reflect promotions or changes in responsibilities, to bring the salary of a particular executive more in line with the salaries offered at comparable medical diagnostics and healthcare companies or to reflect other factors. When such salary adjustments are made with respect to an executive, the Committee evaluates the proposed new salary in light of the total cash and non-cash compensation paid to the executive and whether reasonable internal pay equity will be maintained in light of that executive’s position, responsibilities, experience and contributions.

2. Incentive Cash Bonuses.    Annual cash bonuses are included as part of executive compensation because the Committee believes that a significant portion of each executive’s compensation should be structured as a variable incentive tied to both the overall performance of the Company as well as the individual contribution of the executive. On an annual basis, the Committee has adopted, with approval of the Board, a Management Incentive Plan (the “Incentive Plan”), which is intended to be the principal vehicle for incentive cash bonus awards.

Incentive cash bonuses are generally paid out of a cash pool funded under the Incentive Plan based on the Company’s achievement of certain specific financial and strategic objectives determined by the Committee and approved by the Board at the beginning of each fiscal year. The financial objectives typically consist of short-term targets that represent improvement in financial performance compared to the prior year. The strategic objectives represent milestones that the Committee and Board believe are critical to achieving long-term growth and profitability. Because we are a small cap company that needs to make substantial investment in our product and clinical development activities, the Committee and Board believe it is important to tie incentive cash payments not only to the attainment of short-term financial targets, but also to the achievement of strategic objectives that will benefit the Company and its stockholders over the long term. The objectives are each weighted to determine their respective contributions to the pool amount. Each objective can be adjusted by the Committee or Board in an equitable manner to reflect unexpected changes in the Company’s business or assumptions underlying the original objective or other factors.

With respect to each financial objective, a Threshold, Target and Maximum performance level is established. The Target levels generally reflect the Company’s financial budget or operating plan for the year. Except in special circumstances, the Threshold levels represent a minimum level of performance for which the Committee is willing to provide bonus pool funding. The Maximum levels reflect outstanding performance for which the Committee is willing to reward executives with bonuses above the Target level payout. With respect to the strategic objectives, Threshold and Target performance levels are established to be consistent with the Company’s long-term strategic goals for our business. Maximum performance levels may also be established for one or more strategic objectives at the time the Incentive Plan is adopted or deferred for later determination in the discretion of the Committee and Board.

If the Company meets all the Target levels, the pool is funded at 100% of the aggregate target bonuses for all participants in the Incentive Plan, as described below. The pool is funded at 50% of the aggregate target bonuses if all of the Threshold levels are met and at 150% if all of the Maximum levels are met. Pro-rata adjustments to the amount of funding for each objective are made where a particular performance is in between the pre-established performance levels. To the extent a performance level is below the Threshold objective, there would be no funding for that particular item unless the Committee or Board determines, in their discretion, that some funding is warranted.

The amount of the cash bonus pool is determined by the Committee and recommended for Board approval. The Board may approve a pool greater than that recommended by the Committee if it determines that the Company has achieved a breakthrough performance by substantially exceeding the Maximum performance level. The Committee and Board also retain discretion to increase or decrease the size of the pool in order to reflect specific performance or market conditions affecting the Company and the final performance assessments for each participant for the applicable year. The cash bonus pool is used to pay bonuses not only to the Company’s NEOs, but also to all other officers of the Company and employees at the level of director.

Individual payments from the bonus pool to executives depend on the size of the bonus pool, the executive’s achievement of individual performance objectives, the number of individuals participating in the plan at the time bonuses are awarded and the executive’s target bonus percentage. Bonuses are paid, based on an assessment of each officer’s performance for the applicable year, using targets expressed as a percentage of the executive officer’s base salary.

If an executive officer has met or exceeded his or her individual performance objectives and/or the Company’s expectations for the applicable year, he or she may be eligible to receive up to 150% of his or her target bonus, depending on the size of the bonus pool. The Committee and Board retain the discretion to adjust an individual executive’s performance evaluation and to increase or decrease the bonus paid to such individual to reflect the specific contributions of that executive, the Company’s overall performance, market conditions or other circumstances.

The Committee recommends for Board approval any bonus award for the CEO based on an assessment of his performance against his individual performance objectives. The CEO recommends individual awards for the other executive officers for approval by the Committee based on an assessment of each executive’s performance against his or her applicable performance objectives. The Committee and Board have the right, in their sole discretion, to reject any or all of the recommended bonus awards, even if the bonus pool has been funded and any or all applicable performance criteria have been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Committee or Board.

3. Equity Awards.    The Committee believes that an additional way to promote the long-term growth of the Company and align the interests of executives with those of our stockholders is by compensating executives with equity in the Company that vests over a multi-year period. As a result, the Committee administers the OraSure Technologies, Inc. Stock Award Plan (the “Stock Plan”), pursuant to which grants of stock options and restricted shares are made to executive officers on an annual basis.

The Committee, with the approval of the Board, has adopted, on an annual basis, Stock Award Guidelines for the Company’s management (the “Stock Award Guidelines”). The purpose of the Stock Award Guidelines is to provide a framework for determining annual equity awards for executives that reflect the executive’s duties and performance evaluation against individual objectives for the applicable year and to align the value of the awards for executives with long-term incentive compensation for similar positions at comparable medical diagnostics and healthcare companies. An executive must be rated as “Meets Expectations” or better in order to receive an equity award, unless the Committee or Board otherwise determines in its discretion that an equity award is appropriate in view of the executive’s specific contributions, the Company’s overall performance, market conditions or other factors.

The Stock Award Guidelines provide for equity grants to the NEOs, based on an executive’s performance evaluation for a particular year. The value of equity awarded to an executive receiving a “Meets Expectations” performance evaluation for a particular year is intended to approximate the fiftieth (50th) percentile of long-term incentive compensation for that position paid by comparable medical diagnostic and healthcare companies. The Stock Award Guidelines provide an executive with the opportunity to receive up to the seventy-fifth (75th) percentile of long-term incentive compensation for that executive’s position paid by comparable medical diagnostic and healthcare companies if their individual performance is rated above the “Meets Expectations” level.

The Committee has decided that awards should consist of a mix of stock options and restricted stock rather than solely of stock options because such a mix would have greater value as both a long-term incentive and retention mechanism. Awards made during 2010 as a result of each executive’s performance for 2009 consisted of 60% restricted stock and 40% stock options, based on the market value of potential awards.

Annual stock option awards have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, which is calculated as the mean between the high and low sales price of the Common Stock as reported by NASDAQ for that date. Stock options generally vest over four years, with the first 25% vesting after one year and the remaining 75% vesting on a monthly basis over the next three years following the first anniversary of the grant date. Grants of restricted stock generally vest over a three-year period, with one-third vesting on the first anniversary of the grant date, a second third vesting on the second anniversary and the final third vesting on the third anniversary. These vesting restrictions serve to promote the Company’s long-term growth by restricting executives’ ability to realize short-term gains from their awards. The Committee believes the terms of its equity awards to executives are competitive with the terms of equity awards offered at comparable medical diagnostics and healthcare companies.

Equity awards are generally made by the Committee each year as part of the normal annual compensation cycle. The awards for a particular year generally occur in late January or early February of the following year after the Company’s full year financial results are known and performance evaluations for the executive officers have been prepared. Equity awards approved by the Committee for the CEO are then reviewed and approved by the Board. In addition to the annual equity awards, the Committee may approve stock option and restricted stock awards for newly hired officers or in recognition of an executive’s promotion or expansion of responsibilities. These latter grants may have vesting or other terms that differ from the terms generally approved for annual equity awards. Notwithstanding the Stock Award Guidelines, equity awards are made at the discretion of the Committee or Board.

4. Retirement Programs.    We do not maintain any retirement programs other than a 401(k) profit sharing plan (the “401(k) Plan”). All of our employees, including executive officers, are eligible to participate in the 401(k) Plan. We make matching contributions for participants on a dollar-for-dollar basis up to $4,000 per year. Payments of employer-provided benefits accrued for a 401(k) Plan participant will be made upon retirement or upon termination of employment prior to retirement, provided certain vesting conditions have been met by the participant prior to termination.

5. Perquisites and Other Compensation.    As a general matter, the Committee and Board do not believe that executive officers should be treated differently than other employees, except that such officers should receive competitive annual base salaries and have competitive bonus and equity award opportunities commensurate with their higher level of responsibility, and that executive officers should receive employment agreements as described below. Our healthcare, disability, and other insurance programs and benefits are the same for all eligible employees, including executive officers. Executive officers do not receive perquisites.

6. Potential Payments Upon Termination or Change in Control Pursuant to Employment Agreements.    The Company has entered into employment agreements with each of the NEOs. In addition to the compensation elements discussed above, these agreements provide for post-employment severance payments and benefits in the event of termination of employment by the Company without “cause” or by the executive for “good reason” and provide enhanced severance payments upon such terminations in connection with a “change in control” of the Company. The terms of these agreements are discussed in more detail under the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change in Control,” in this Proxy Statement. The Committee believes that these agreements are generally consistent with industry practice at comparable medical diagnostic and healthcare companies, provide an incentive to the applicable executive to remain with the Company, and serve to align the interests of stockholders and the executives in the event of a change in control of the Company.

Accounting and Tax Treatment of Compensation.    In approving the amount and form of compensation for the NEOs, the Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and for the three most highly compensated officers unless compensation is performance-based. The Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company would make that advisable.

2010 Annual Base Salaries.    Annual base salaries paid in 2010 to our NEOs were established by the Committee at the beginning of 2010 based on a review of the Company’s performance during 2009, an evaluation of the individual contributions of each officer compared to pre-established performance objectives for 2009 and a review of the competitive data and recommendations provided to the Committee by Radford, an independent compensation consultant.

Based on these factors, the Committee targeted an aggregate annual base salary increase averaging approximately 3.5-4.0%, with an additional 1.0% for market-based adjustments. In order to reflect the Company’s performance and each executive’s contributions, and to equitably move salaries towards the fiftieth (50th) percentile or maintain them at approximately that level, the Committee used the following guidelines to assist in determining annual base salary increases. Although not a precise requirement, under the following guidelines an executive’s base salary increase would vary depending upon whether such executive’s salary fell below the 25th percentile, between the 25th and 75th percentile or above the 75th percentile of salaries paid for the same position at comparative medical diagnostic and healthcare companies.

Performance Rating	Recommended Merit Increases by Peer Company Data Percentiles
	<25th	25th-75th	>75th
Outstanding	7.0%	6.0%	5.0%
Exceeds Requirements	5.0%	4.5%	4.0%
Meets Requirements	4.0%	3.5%	3.0%

In establishing the annual base salaries paid to the NEOs in 2010, the Committee considered that the Company’s $77 million in revenues for 2009 was below Target for that year but higher than the Threshold established for providing funding for incentive cash bonuses. The Committee further noted that the shortfall from Target occurred during a very difficult economic environment and in a year when the Company experienced a significant and unexpected challenge in the manufacture of its OraQuick® HIV test. The Committee also considered the substantial improvement in the Company’s operating performance from 2008 to 2009, the increase in gross margin to 61% in 2009 compared to 58% in 2008, and the substantial reduction in cash used in operating activities for 2009. In addition, the Committee’s base salary determinations were significantly influenced by the many positive accomplishments achieved by management during 2009, including the following:

•	Receipt of CE mark approval for the OraQuick® rapid HCV test and preparation for commercial launch of this product in Europe;

•

Filing of a pre-market approval (“PMA”) application amendment containing additional clinical data requested by the U.S. Food and Drug Administration (“FDA”) for use of the OraQuick® HCV test on venous whole blood samples;

•	Clarified requirements for final clinical study for an OraQuick® HIV over-the-counter (“OTC”) test through ongoing discussions with the FDA and its Blood Product Advisory Committee (“BPAC”);

•	Achievement of improved field performance of the enhanced OraQuick® HIV test, with specificity of 99.94% based on data from the Company’s sentinel sites;

•

Successful resolution of a manufacturing issue related to the OraQuick ADVANCE® HIV test, which eliminated a substantial second quarter order backlog and restored critical inventory levels with minimal customer impact;

•

Signing of a final commercialization agreement with Roche Diagnostics for the worldwide distribution of high throughput fully automated oral fluid drugs-of-abuse assays in combination with the Company’s Intercept® oral specimen collection device;

•	Continued progress in the development of an enhanced or second generation rapid HIV test with improved performance;

•	Increased OraQuick ADVANCE® HIV sales in the U.S. by 21% and in international markets by almost 40% compared to 2008, despite difficult global economic conditions;

•	Successful resolution of a major patent infringement lawsuit by Inverness Medical and Church & Dwight with settlement terms favorable to the Company;

•	Maintenance of a greater than 65% institutional investor base and continued support by the Company’s largest stockholders, despite the continued difficult economic environment and low stock price; and

•	Strengthening of our management team through the addition of a new Vice President, Marketing and Sales, and new Vice President, Regulatory and Quality Assurance.

In light of the foregoing, the Committee concluded that Mr. Michels earned a performance rating for 2009 of “Meets Expectations.” The Committee decided to increase Mr. Michels’ annual base salary from $475,500 to $500,000, reflecting a 3.05% merit increase tied to his performance rating for 2009 plus an additional $10,000 adjustment in recognition of the many positive accomplishments achieved during the year.

Mr. Spair’s performance was rated as “Meets Expectations” by the Committee for performance during 2009, and his annual base salary was increased from $380,500 to $400,000. This increase reflected a 3.02% merit increase tied to his performance rating for 2009 plus an $8,000 adjustment in recognition of the many positive accomplishments achieved during the year. In evaluating Mr. Spair’s performance, the Committee considered Mr. Spair’s successful maintenance of the Company’s institutional investor base, his ongoing supervision of the Company’s operations and resolution of the manufacturing issues related to the OraQuick® HIV test, his supervision of Sarbanes-Oxley compliance and preparation of SEC filings and public disclosures, his leadership (along with Mr. Jerrett) in successfully resolving the Inverness Medical/Church & Dwight patent infringement litigation, and his ongoing management of the financial planning, reporting and accounting functions.

Dr. Lee was rated as “Exceeds Expectations” for performance during 2009, and his annual base salary was increased from $336,500 to $350,000, representing a 4.01% increase for 2010. In evaluating Dr. Lee’s performance, the Committee considered his efforts to support ongoing HCV clinical studies and regulatory submissions, his support of the ongoing clinical development of an OraQuick® HIV OTC test and related discussions with the FDA and BPAC, his involvement in the clinical development of fully automated homogeneous high-throughput oral fluid drugs-of-abuse assays, his leadership in the development of a second generation oral specimen collection device, his leadership in the development of a second generation rapid HIV test, his assistance in evaluating new technology platforms and business development opportunities, and his ongoing support of manufacturing processes and operations.

Mr. Jerrett was rated as “Exceeds Expectations” for performance during 2009, and his annual base salary was increased from $260,000 to $275,000 for 2010, representing a 4.23% merit increase plus a $4,000 market adjustment. In evaluating Mr. Jerrett’s performance, the Committee considered his leadership (along with Mr. Spair) in successfully resolving the Inverness Medical/Church & Dwight patent infringement litigation and several other potential claims by third parties, the successful handling of multiple commercial issues across all of the Company’s business lines, his efforts to prepare all SEC filings and other public disclosures, and his ongoing advice and counsel to the Board and senior management.

Mr. Kuna was rated as “Exceeds Expectations” for performance during 2009, and his annual base salary was increased from $218,500 to $228,000 for 2010, representing a 4.35% increase. In evaluating Mr. Kuna’s performance, the Committee considered his effective management of the Company’s cash reserves during difficult economic conditions, his management of the Company’s financial reporting, accounting systems and internal controls over financial reporting, his oversight of the preparation of the Company’s financial statements and SEC reporting, and his management of tax and Sarbanes-Oxley compliance.

2010 Incentive Cash Bonuses.    In January 2011, the Committee approved incentive cash bonuses to the executive officers under the 2010 Management Incentive Plan (the “2010 Incentive Plan”). These bonuses were awarded for performance during 2010.

Under the 2010 Incentive Plan, the Committee had previously established Threshold, Target and Maximum performance levels for financial objectives and for several strategic objectives to be used to fund the bonus pool. The financial objectives consisted of performance levels for total revenues and improvement in operating results for 2010. The Target performance levels reflected the revenue and operating performance objectives contained in our 2010 financial budget or operating plan. The operating performance improvement objectives also reflected the significant additional investment we expected to make in our product and clinical development programs during 2010.

The strategic objectives for 2010 consisted of the following: (1) continued efforts to obtain FDA approval for our OraQuick® HCV test and commercialize that product; (2) continued efforts to complete clinical work for an OraQuick® HIV OTC test; (3) initiation and completion of development of a second generation rapid HIV test; and (4) expansion of business development activities.

The revenue objectives, the improvement in operating performance objectives, and the strategic objectives as a group, were each weighted at 30%, 30% and 40%, respectively, in determining the level of bonus pool funding. The individual strategic objectives were each weighted by assigning potential points achievable at the Threshold, Target and Maximum performance levels. The following sets forth the potential bonus pool funding at each performance level:

	Threshold	Target	Maximum
Revenues	$77.0 million	$84.6 million	$90.0 million
Operating Performance Improvement	$1.0 million	$3.7 million	$7.0 million
Strategic Objectives (Points)	30	60	90
Pool Funding	$895,000	$1.78 million	$2.67 million

If the Company were to achieve the Target performance levels for all objectives, then the bonus pool would be funded at approximately $1.78 million, which equals 100% of the aggregate target bonus amounts for the Company’s senior management participating in the 2010 Incentive Plan. If the Company were to achieve only the Threshold levels, then the bonus pool would be funded at approximately $895,000 or 50% of the aggregate target bonus, and if the Company were to achieve the Maximum levels, then the bonus pool would be funded at approximately $2.67 million or 150% of the aggregate target bonuses. The foregoing funding levels assume each participant is rated as “Meets Expectations” for their 2010 performance.

During 2010, the Company achieved revenues of $75.0 million, which fell below the Threshold performance level for this financial objective. As a result, the Committee concluded that no pool funding should be approved for this objective.

During 2010, the Company reported an operating loss of $3.34 million, which compared to an operating loss of $8.79 for 2009. As a result, the Committee concluded that operating performance for 2010 improved by $5.46 million, which fell between the Target and Maximum performance levels and warranted a pro-rated bonus pool funding of $678,900 for this objective.

With respect to the strategic objectives, the Committee evaluated the Company’s 2010 activities as meeting the following performance levels with the indicated point totals.

Strategic Objective	2010 Activities	Performance Level	Points
1. OraQuick® HCV Test	Successful completion of FDA pre-approval inspection and CLIA waiver study, FDA approval of whole blood claim and filing of PMA supplement for a fingerstick whole blood claim.	Target	15

2. OraQuick® HIV OTC Test	Completion of product label mitigation studies, receipt of investigational device exemption for final clinical study and enrollment of initial patients into final clinical study.	Target	15

3. Second Generation Rapid HIV Test	Completion of life cycle planning for this test and completion of product development through prototype and feasibility stages.	Maximum	25

4. Business Development	Execution of private label supply and distribution agreement for rapid flu test manufactured by a third party.	Target	15

		Total Points	70

As a result, the Committee concluded that a total of 70 points out of a maximum of 90 available points should be awarded, resulting in a pro-rated funding for the strategic objectives as a group of $833,700.

Based on the foregoing, the total bonus pool funding determined by the Committee for 2010 performance was $1,750,000, which included $237,400 in additional funding approved by the Committee in its discretion to recognize the Company’s many positive accomplishments during 2010 and to ensure sufficient bonus funding for participants rated above the “Meets Expectations” level for 2010. The bonus pool amount was also approved by the full Board and was used to pay bonuses to the Company’s NEOs and eighteen other members of our management team.

The specific target percentages for individual bonus payments under the 2010 Incentive Plan are shown below and were set by the Committee (with Board approval) at levels that the Committee believes are competitive with incentive cash bonus opportunities available at comparable medical diagnostic and healthcare companies for each executive position.

Title	Target Payouts
Chief Executive Officer	60%
Chief Financial Officer and Chief Operating Officer	50%
Executive Vice President	40%
Senior Vice President	35%

In January 2011, the Committee authorized the payout of individual bonus awards to executive officers from the bonus pool for 2010, based on the target bonus amounts described above and an assessment of each officer’s performance during 2010 against pre-established performance objectives.

In evaluating Mr. Michels, the Committee recognized that the Company’s $75.0 million in revenues for 2010 fell below the Threshold level for the year. However, the Committee noted that the shortfall occurred primarily as a result of the continuing difficult economic environment and governmental funding challenges which significantly impacted the Company’s customers, particularly in the U.S. public health and international markets. The Committee also considered the substantial improvement in the Company’s operating performance despite the revenue shortfall, and the many positive accomplishments achieved during 2010, including the following:

•	Receipt of FDA approval of venous whole blood claim for OraQuick® rapid HCV test;

•	Completion of CLIA waiver study and submission of a PMA supplement for fingerstick whole blood claim for OraQuick® rapid HCV test;

•	Completion of label mitigation studies and receipt of IDE approval for final phase of clinical studies for an OraQuick® HIV OTC test and initiation of that study;

•	Completion of full development of a second generation rapid HIV test that is ready for validation and transfer to manufacturing;

•	Successful completion of two reductions in force, substantial reorganization of the sales department to reduce costs and improve effectiveness, and implementation of other cost reduction initiatives;

•	Execution of a private label supply and distribution agreement with Princeton BioMeditech for the OraSure QuickFlu™ Rapid Flu A+B Test, for distribution in U.S. hospital and public health markets;

•	Successful validation and FDA approval of automated manufacturing for OraQuick® HIV product;

•	Successful extension of OraQuick® HIV product shelf life to 24 months;

•	Maintenance of a greater than 72% institutional investor base and facilitation of additional analyst coverage, despite the continued difficult economic environment and low stock price; and

•	Strengthening of our management team through the addition of a new Senior Vice President, Operations, Senior Vice President, Business Development and Executive Vice President, Marketing and Sales.

Based on the foregoing, the Committee rated Mr. Michels as an “Exceeds Expectations” and awarded Mr. Michels a $317,600 bonus for 2010, which represented 63.5% of his annual base salary compared to his target bonus of 60%. Mr. Michels’ 2010 incentive cash bonus was also approved by the Board.

The Committee rated Mr. Spair’s performance for 2010 as “Exceeds Expectations” and awarded him a bonus of $211,800, which represented 53% of his base salary compared to his target bonus of 50%. In reaching this determination, the Committee considered Mr. Spair’s successful maintenance of the Company’s institutional investor base, his efforts to accelerate the Company’s business development activities, his ongoing supervision of the Company’s operations, his supervision of Sarbanes-Oxley compliance and preparation of SEC filings and public disclosures, and his ongoing management of the financial planning, reporting and accounting functions.

The Committee rated Dr. Lee’s performance for 2010 as “Meets Expectations” and awarded him a $118,600 bonus, which represented 33.9% of his base salary compared to his target of 40%. In reaching this determination, the Committee considered his efforts to support ongoing OraQuick® HCV clinical studies and regulatory submissions, his support of the ongoing clinical development of an OraQuick® HIV OTC test, his support of the clinical development of fully automated homogeneous high throughput oral fluid drugs-of-abuse assays, his leadership in the development of a second generation rapid HIV test, his assistance in evaluating new technology platforms and business development opportunities, and his ongoing support of manufacturing processes and operations.

The Committee rated Mr. Jerrett’s performance for 2010 as “Meets Expectations” and awarded him a bonus of $81,500, which represented 29.6% of his base salary compared to his target of 35%. In reaching this determination, the Committee considered his successful handling of multiple commercial issues across all of the Company’s business lines, his handling and supervision of various claims, disputes and litigation matters, his oversight of intellectual property matters, his support of the Company’s business development efforts, his efforts to help prepare all SEC filings and other public disclosures, and his ongoing advice and counsel to the Board and senior management.

Finally, the Committee rated Mr. Kuna’s performance for 2010 as “Exceeds Expectations” and awarded him a bonus of $84,500, which represented 37.1% of his base salary compared to his target of 35%. In reaching this determination, the Committee considered his effective management of the Company’s cash reserves during difficult economic conditions, his management of the financial reporting, accounting systems and internal controls over financial reporting, his oversight of the preparation of the Company’s financial statements and SEC reporting, and his management of tax and Sarbanes-Oxley compliance.

2010 Equity Awards. The amounts of potential equity awards to be granted in 2010 (expressed in number of shares) under the Stock Award Guidelines adopted by the Committee and Board for performance during 2009, are summarized below:

Performance Evaluation
	Meets Expectations		Exceeds Expectations		Outstanding
Position	Restricted Stock	Stock Option	Restricted Stock	Stock Option	Restricted Stock	Stock Option
President/CEO	53,620 Shs	90,990 Shs	67,020 Shs	113,740 Shs	105,910 Shs	179,740 Shs
CFO/COO	43,440 Shs	73,720 Shs	54,160 Shs	91,910 Shs	64,880 Shs	110,110 Shs
EVP	21,450 Shs	36,400 Shs	26,820 Shs	45,490 Shs	32,170 Shs	54,610 Shs
SVP	14,300 Shs	24,260 Shs	17,870 Shs	30,350 Shs	21,450 Shs	36,380 Shs

In January 2010, utilizing the Stock Award Guideline described above, the Committee approved stock option and restricted stock awards for the NEOs, based on the performance evaluations of such officers for 2009, as set forth below. A description of the basis for each NEO’s 2009 performance evaluation is set forth above under the Section entitled, “2010 Annual Base Salaries,” in this Proxy Statement. Messrs. Michels and Spair received equity grants pro-rated between the “Meets Expectations” and “Exceeds Expectations” levels in recognition of the many positive accomplishments by the Company during 2009.

Executive Officer	Performance Evaluation	Restricted Shares	Stock Options
Douglas A. Michels	Meets Expectations	60,320 Shs	102,365 Shs
Ronald H. Spair	Meets Expectations	48,800 Shs	82,815 Shs
Stephen R. Lee, Ph.D.	Exceeds Expectations	26,820 Shs	45,490 Shs
Jack E. Jerrett	Exceeds Expectations	17,870 Shs	30,350 Shs
Mark L. Kuna	Exceeds Expectations	17,870 Shs	30,350 Shs

Other Elements of Compensation.    The Committee reviewed each other element of compensation set forth in the Summary Compensation Table set forth below, and found them to be consistent with the Company’s compensation philosophy as described above.

Summary Compensation Table

The following table summarizes the compensation of our CEO and the other NEOs, for the years ended December 31, 2010, 2009 and 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compen- sation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compen- sation[4] ($)	Total ($)
Douglas A. Michels President and Chief Executive Officer	2010	$499,152	—	$313,061	$231,161	$317,600	—	$4,000	$1,364,974
	2009	$475,500	—	$150,404	$105,894	$303,500	—	$4,000	$1,039,298
	2008	$474,884	—	$528,609	$176,951	$88,450	—	$4,000	$1,272,894

Ronald H. Spair	2010	$399,325	—	$253,272	$187,013	$211,800	—	$4,000	$1,055,410
Chief Financial Officer and Chief Operating Officer	2009	$380,500	—	$121,849	$85,795	$202,500	—	$4,000	794,644
	2008	$380,119	—	$426,915	$143,134	$58,975	—	$4,000	$1,013,143

Stephen R. Lee, Ph.D.	2010	$349,533	—	$139,196	$102,726	$118,600	—	$4,000	$714,055
Executive Vice President, Research and Development	2009	$336,500	—	$60,167	$42,362	$158,500	—	$4,000	$601,529
	2008	$335,969	—	$211,444	$70,781	$41,725	—	$4,000	$663,919

Jack E. Jerrett	2010	$274,481	—	$92,745	$68,536	$81,500	—	$4,000	$521,262
Senior Vice President and General Counsel	2009	$260,000	—	$40,112	$28,234	$107,000	—	$4,000	$439,346
	2008	$259,804	—	$112,770	$37,750	$28,200	—	$4,000	$442,524

Mark L. Kuna Senior Vice President Finance, and Controller	2010	$227,671	—	$92,745	$68,536	$84,500	—	$4,000	$477,452

(1)	The indicated amounts reflect the aggregate grant date fair value of restricted stock awards made to the NEOs during the applicable year under the Company’s Stock Award Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. Certain assumptions used in the calculation of those amounts are set forth for the applicable year of award in footnote 10 to the Company’s audited financial statements for the year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2011 (the “2010 10-K Report”).

(2)	The values set forth in this column reflect the aggregate grant date fair value of stock option awards made to the NEOs during the applicable year under the Stock Award Plan, computed in accordance with FASB ASC Topic 718. Certain assumptions used in the calculation of those amounts are set forth for the applicable year of award in footnote 10 to the Company’s audited financial statements for the year ended December 31, 2010, included in the Company’s 2010 10-K Report.

(3)	The indicated amounts reflect incentive cash bonuses paid to the NEOs pursuant to an Incentive Plan, based on performance during the applicable year. For a description of incentive cash bonus payments for performance during 2010, see the Section entitled, “2010 Incentive Cash Bonuses,” in the CD&A.

(4)	The indicated amounts reflect cash contributed to a 401(k) profit sharing plan as an employer-matching contribution, which was offered to all employees of the Company during each of the indicated years.

Grants of Plan-Based Awards

The following table summarizes information concerning possible incentive cash bonuses and possible and actual restricted stock and stock option awards for the NEOs during the fiscal year ended December 31, 2010 as well as possible payouts under the 2010 Incentive Plan:

Name	Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]			All other Stock Awards: Number Of Shares Of Stock Or Units (#)	All other Option Awards: Number Of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[4] ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# Shs.)	Target (# Shs.)	Maximum (# Shs.)
Douglas A. Michels	1/25/10	—	—	—	—	—	—	60,320		—	$313,061
President and Chief	1/25/10	—	—	—	—	—	—	—	102,365	$5.19	$231,161
Executive Officer	N/A	$150,000	$300,000	$450,000	53,620 RS	67,020 RS	105,910 RS	—	—	—	N/A
	N/A	—	—	—	90,990 SO	113,740 SO	179,740 SO	—	—	—	N/A

Ronald H. Spair	1/25/10	—	—	—	—	—	—	48,800	—	—	$253,272
Chief Financial Officer and	1/25/10	—	—	—	—	—	—	—	82,815	$5.19	$187,013
Chief Operating Officer	N/A	$100,000	$200,000	$300,000	43,440 RS	54,160 RS	64,880 RS	—	—	—	N/A
	N/A	—	—	—	73,720 SO	91,910 SO	110,110 SO	—	—	—	N/A

Stephen R. Lee, Ph.D.	1/25/10	—	—	—	—	—	—	26,820	—	—	$139,196
Executive Vice President,	1/25/10	—	—	—	—	—	—	—	45,490	$5.19	$102,726
Research and Development	N/A	$70,000	$140,000	$210,000	21,450 RS	26,820 RS	32,170 RS	—	—	—	N/A
	N/A	—	—	—	36,400 SO	45,490 SO	54,610 SO	—	—	—	N/A

Jack E. Jerrett	1/25/10	—	—	—	—	—	—	17,870	—	—	$92,745
Senior Vice President	1/25/10	—	—	—	—	—	—	—	30,350	$5.19	$68,536
and General Counsel	N/A	$48,125	$96,250	$144,375	14,300 RS	17,870 RS	21,450 RS	—	—	—	N/A
	N/A	—	—	—	24,260 SO	30,350 SO	36,380 SO	—	—	—	N/A

Mark L. Kuna	1/25/10	—	—	—	—	—	—	17,870	—	—	$92,745
Senior Vice President,	1/25/10	—	—	—	—	—	—	—	30,350	$5.19	$68,536
Finance and Controller	N/A	$39,900	$79,800	$119,700	14,300 RS	17,870 RS	21,450 RS	—	—	—	N/A
	N/A	—	—	—	24,260 SO	30,350 SO	36,380 SO	—	—	—	N/A

(1)	Annual equity incentive awards to NEOs, consisting of a combination of restricted stock (“RS”) and stock options (“SO”), were determined for 2010 pursuant to the applicable Stock Award Guidelines, based on an evaluation of each officer’s performance during 2009 against previously established performance objectives. Annual equity awards made during 2010 were approved by the Compensation Committee on January 25, 2010. For a description of these equity awards and their terms, see the Sections entitled, “Compensation Components – Equity Awards” and “2010 Equity Awards,” in the CD&A.

(2)	The indicated amounts represent possible incentive cash bonus payments to the NEOs under the 2010 Incentive Plan. On January 27, 2011, bonus payments under the 2010 Incentive Plan were approved by the Compensation Committee for the NEOs based on an assessment of the Company’s performance against certain financial and strategic objectives for 2010 and of each officer’s performance against pre-established individual performance objectives. A further description of the payments approved under the 2010 Incentive Plan is set forth in the Section entitled, “2010 Incentive Cash Bonuses,” in the CD&A. Actual amounts paid for 2010 are also disclosed in the Summary Compensation Table.

(3)	The indicated amounts represent the possible number of shares which could have been granted to the NEOs in 2010 in the form of restricted stock and stock options pursuant to the Stock Award Guidelines, based on each officer’s performance during 2009. Specific RS and SO awards were approved by the Compensation Committee for the NEOs on January 25, 2010 based on an assessment of each officer’s performance against pre-established performance objectives for 2009. A further description of these equity awards and their terms is set forth in the Sections entitled, “Compensation Components – Equity Awards” and “2010 Equity Awards,” in the CD&A. The values of the RS and SO awards during 2010 are disclosed in the Summary Compensation Table.

(4)	The exercise price for stock options is the fair market value of the Company’s Common Stock, which is calculated as the mean between the high and low sales price of the Common Stock as reported by NASDAQ on the date of grant.

(5)	The indicated amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding unexercised stock options and unvested restricted stock held by the NEOs at December 31, 2010:

	Option Awards[1]						Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options[2] (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)		Market Value of Shares or Units of Stock That Have Not Vested[8] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas A. Michels President and Chief Executive Officer	400,000	—		—	$7.77	6/22/2014	—		—	—	—
	67,500	—		—	$5.60	1/26/2015	—		—	—	—
	67,500	—		—	$9.56	1/23/2016	—		—	—	—
	43,125	1,875	[3](a)	—	$8.28	2/01/2017	—		—	—	—
	39,843	16,407	[3](b)	—	$8.06	2/01/2018	—		—	—	—
	43,599	47,391	[3](c)	—	$2.81	1/23/2019	—		—	—	—
	—	102,365	[3](d)	—	$5.19	1/25/2020	—		—	—	—
	—	—		—	—	—	90,720	[3](e)	$521,640	—	—
	—	—		—	—	—	21,875	[3](f)	$125,781	—	—
	—	—		—	—	—	35,746	[3](g)	$205,540	—	—
	—	—		—	—	—	60,320	[3](h)	$346,840	—	—

Ronald H. Spair Chief Financial Officer and Chief Operating Officer	150,000	—		—	$10.70	11/1/2011	—		—	—	—
	65,000	—		—	$5.87	1/31/2012	—		—	—	—
	90,000	—		—	$6.96	1/31/2013	—		—	—	—
	100,000	—		—	$8.20	1/14/2014	—		—	—	—
	27,000	—		—	$5.60	1/26/2015	—		—	—	—
	27,000	—		—	$9.56	1/23/2016	—		—	—	—
	43,125	1,875	[4](a)	—	$8.28	2/01/2017	—		—	—	—
	32,229	13,271	[4](b)	—	$8.06	2/01/2018	—		—	—	—
	35,324	38,396	[4](c)	—	$2.81	1/23/2019	—		—	—	—
	—	82,815	[4](d)	—	$5.19	1/25/2020	—		—	—	—
	—	—		—	—	—	17,666	[4](e)	$101,580	—	—
	—	—		—	—	—	28,960	[4](f)	$166,520	—	—
	—	—		—	—	—	48,800	[4](g)	$280,600	—	—

Stephen R. Lee, Ph.D. Executive Vice President, Research and Development	125,000	—		—	$8.97	9/23/2015	—		—	—	—
	18,000	—		—	$9.56	1/23/2016	—		—	—	—
	21,562	938	[5](a)	—	$8.28	2/01/2017	—		—	—	—
	15,937	6,563	[5](b)	—	$8.06	2/01/2018	—		—	—	—
	17,441	18,959	[5](c)	—	$2.81	1/23/2019	—		—	—	—
	—	45,490	[5](d)	—	$5.19	1/25/2020	—		—	—	—
	—	—		—	—	—	8,750	[5](e)	$50,313	—	—
	—	—		—	—	—	14,300	[5](f)	$82,225	—	—
	—	—					26,820	[5](g)	$154,215	—	—

	Option Awards[1]						Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options[2] (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)		Market Value of Shares or Units of Stock That Have Not Vested[8] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jack E. Jerrett Senior Vice President and General Counsel	30,000	—		—	$5.87	1/31/2012	—		—	—	—
	40,000	—		—	$6.96	1/31/2013	—		—	—	—
	40,000	—		—	$8.20	1/14/2014	—		—	—	—
	15,000	—		—	$5.60	1/26/2015	—		—	—	—
	18,000	—		—	$9.56	1/23/2016	—		—	—	—
	11,500	500	[6](a)	—	$8.28	2/01/2017	—		—	—	—
	8,500	3,500	[6](b)	—	$8.06	2/01/2018	—		—	—	—
	11,624	12,636	[6](c)	—	$2.81	1/23/2019	—		—	—	—
	—	30,350	[6](d)	—	$5.19	1/25/2020	—		—	—	—
	—	—		—	—	—	4,666	[6](e)	$26,830	—	—
	—	—		—	—	—	9,533	[6](f)	$54,815	—	—
	—	—		—	—	—	17,870	[6](g)	$102,753	—	—

Mark L. Kuna	15,000	—		—	$5.87	1/31/2012	—		—	—	—
Senior Vice President, Finance and Controller	25,000	—		—	$6.96	1/31/2013	—		—	—	—
	25,000	—		—	$8.20	1/14/2014	—		—	—	—
	11,250	—		—	$5.60	1/26/2015	—		—	—	—
	11,250	—		—	$9.56	1/23/2016	—		—	—	—
	14,375	625	[7](a)	—	$8.28	2/01/2017	—		—	—	—
	10,625	4,375	[7](b)	—	$8.06	2/01/2018	—		—	—	—
	14,543	15,807	[7](c)	—	$2.81	1/23/2019	—		—	—	—
	—	30,350	[7](d)	—	$5.19	1/25/2020	—		—	—	—
	—	—		—	—	—	5,833	[7](e)	$33,540	—	—
	—	—		—	—	—	11,913	[7](f)	$68,500	—	—
	—	—		—	—	—	17,870	[7](g)	$102,753	—	—

(1)	The indicated information does not include restricted stock or stock options awarded to the NEOs in February 2011 pursuant to the applicable Stock Award Guidelines, in respect of performance during 2010.

(2)	Stock options vest over four years, with the first 25% vesting on the first anniversary of the grant date and the remaining 75% vesting on a monthly basis over the next three years following the first anniversary of the grant date. Grants of restricted stock vest over a three-year period, with one-third vesting on the first anniversary of the grant date, a second third vesting on the second anniversary and the final third vesting on the third anniversary.

(3)	The indicated stock options and restricted stock vest as follows:
(a)	937 options on January 1 and February 1, 2011;
(b)	1,172 options on the 1st of each month, from January 1, 2011 through February 1, 2012;
(c)	1,895 options on the 23rd of each month, from January 23, 2011 through January 23, 2013;
(d)	25,591 options on January 25, 2011 and 2,133 options on the 25th of each month, from February 25, 2011 through January 25, 2014;
(e)	6,480 restricted shares quarterly on March 31, June 30, September 30 and December 31 of each year; from March 31, 2011 through June 30, 2014;
(f)	21,875 restricted shares on February 1, 2011;

(g)	17,873 restricted shares on January 23, 2011 and 2012; and
(h)	20,107 restricted shares on January 25, 2011, 2012 and 2013.

(4)	The indicated stock options and restricted stock vest as follows:
(a)	937 options on January 1 and February 1, 2011;
(b)	948 options on the 1st of each month from January 1, 2011 through February 1, 2012;
(c)	1,536 options on the 23rd of each month, from January 23, 2011 through January 23, 2013;
(d)	20,704 options on January 25, 2011 and 1,725 options on the 25th of each month, from February 25, 2011 through January 25, 2014;
(e)	17,666 restricted shares on February 1, 2011;
(f)	14,480 restricted shares on February 1, 2011 and 2012; and
(g)	16,267 restricted shares on January 25, 2011, 2012 and 2013.

(5)	The indicated stock options and restricted stock vest as follows:
(a)	469 options on January 1 and February 1, 2011;
(b)	469 options on the 1st of each month, from January 1, 2011 through February 1, 2012;
(c)	758 options on the 23rd of each month from January 23, 2011 through January 23, 2013;
(d)	11,373 options on January 25, 2011 and 948 options on the 25th of each month, from February 25, 2011 through January 25, 2014;
(e)	8,750 restricted shares on February 1, 2011;
(f)	7,150 restricted shares on February 1, 2011 and 2012; and
(g)	8,940 restricted shares on January 25, 2011, 2012 and 2013.

(6)	The indicated stock options and restricted stock vest as follows:
(a)	250 options on January 1 and February 1, 2011;
(b)	250 options on the 1st of each month, from January 1, 2011 through February 1, 2012;
(c)	505 options on the 23rd of each month from January 23, 2011 through January 23, 2013;
(d)	7,588 options on January 25, 2011 and 632 options on the 25th of each month, from February 25, 2011 through January 25, 2014;
(e)	4,666 restricted shares on February 1, 2011;
(f)	4,667 restricted shares on February 1, 2011, and 2012; and
(g)	5,957 restricted shares on January 25, 2011, 2012 and 2013.

(7)	The indicated stock options and restricted stock vest as follows:
(a)	313 options on January 1 and February 1, 2011;
(b)	313 options on the 1st of each month, from January 1, 2011 through February 1, 2012;
(c)	632 options on the 23rd of each month from January 23, 2011 through January 23, 2013;
(d)	7,588 options on January 25, 2011 and 632 options on the 25th of each month, from February 25, 2011 through January 25, 2014;
(e)	5,833 restricted shares on February 1, 2011;
(f)	5,957 restricted shares on February 1, 2012, and 2013; and
(g)	5,957 restricted shares on January 25, 2011, 2012 and 2013.

(8)	The indicated values were determined by multiplying the number of unvested shares of restricted stock shown in this table by $5.75 per share, the closing price of the Company’s Common Stock as reported by NASDAQ on December 31, 2010.

Option Exercises and Stock Vested

The following table summarizes information with respect to the exercise of stock options and vesting of restricted stock for each of the NEOs during the fiscal year ended December 31, 2010:

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number Of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Douglas A. Michels President and Chief Executive Officer	—	—	83,169	$433,962

Ronald H. Spair Chief Financial Officer and Chief Operating Officer	—	—	49,647	$261,009

Stephen R. Lee, Ph.D. Executive Vice President, Research and Development	—	—	24,650	$129,596

Jack E. Jerrett Senior Vice President and General Counsel	—	—	14,100	$74,066

Mark L. Kuna Senior Vice President, Finance and Controller			17,623	$92,572

(1)	No stock options were exercised by any of the NEOs during 2010.

(2)	The indicated amounts were calculated by multiplying the number of restricted shares acquired upon vesting by the market value of the Company’s Common Stock on the applicable vesting date. The market value was determined by calculating the mean between the high and low sales price of the Common Stock as reported by NASDAQ on the vesting date.

Pension Benefits

We provide no pension benefits to the NEOs other than the right to participate in our 401(k) Plan. For a further description of the terms of the 401(k) Plan, see the Section entitled, “Compensation Components – Retirement Programs,” in the CD&A.

Nonqualified Deferred Compensation

None of the NEOs has received any nonqualified deferred compensation during the fiscal year ended December 31, 2010.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Mr. Michels has an employment agreement with the Company that provides for the various components of compensation described in the CD&A. In addition, upon a termination of employment, Mr. Michels’ contract provides for certain post-employment severance and other benefits, as described below.

Mr. Michels’ employment agreement will terminate upon his death or disability. In addition, Mr. Michels may terminate his employment at any time and for any reason upon 90 days written notice to the Company, for “good reason” (as defined below), or following a “change in control” (as defined below). Mr. Michels’ employment agreement can also be terminated by the Company for “cause” (as defined below) or without “cause.”

As used in the agreement, the term “good reason” means (i) a material breach of the agreement by the Company that is not cured within 30 days of written notice, (ii) any diminution in Mr. Michels’ base compensation or authority, duties or responsibilities, (iii) a material diminution in the authority, duties or responsibilities of the person to whom Mr. Michels reports, including a change in Mr. Michels’ reporting obligation from the Board to another employee of the Company, if applicable, (iv) a material diminution of the budget over which Mr. Michels exercises control, or (v) a material change in Mr. Michels’ job location.

A “change in control” generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the SEC or when:

•

any person, or more than one person acting as a group within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and the regulations issued thereunder, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

•

any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;

•

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•

a person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

A “change in control period” is the period which begins on the occurrence of a change in control and ends 18 months thereafter.

Upon the termination of Mr. Michels’ employment upon his death or disability, by Mr. Michels for any reason other than good reason or by the Company for cause, Mr. Michels will be entitled to receive his salary through the date of termination and any bonus approved by the Board or the Compensation Committee prior to the date of termination but not yet paid and, in the case of a termination upon his death or disability, a cash bonus for the calendar year in which termination occurs that Mr. Michels would have received but for his death or disability, prorated through the date of death or commencement of disability. Upon termination of the agreement by Mr. Michels with good reason or after a change in control or by the Company without cause (which includes the Company’s failure to renew the agreement), Mr. Michels would be entitled to receive his salary through the date of termination and any bonus that has been approved by the Board or the Compensation Committee prior to the date of termination but not yet paid, a cash bonus for the calendar year in which termination occurs equal to Mr. Michels’ target bonus for such year, and for a period of one year after the date of termination, benefits for Mr. Michels and/or his family at levels substantially equal to those that would have been provided to them by the Company if Mr. Michels’ employment had not been terminated. If termination is for good reason or without cause (which includes the Company’s failure to renew the agreement) and does not occur during a change in control period, Mr. Michels would also receive a lump sum amount equivalent to 12 months of his annual salary. If, however, termination is for good reason or without cause (which includes the Company’s failure to renew the agreement) and occurs during a change in control period, or if termination is by Mr. Michels after a change in control, Mr. Michels will receive a lump sum amount equivalent to 36 months of his annual salary. If Mr. Michels is a “specified employee” within the meaning of Code Section 409A at the time of the termination of his employment and any of the foregoing payments would subject him to any tax, interest or penalty under

Code Section 409A or regulation thereunder, then the payment shall not be made until the first day which is at least six months after the date of termination of his employment. Mr. Michels’ agreement also provides that the Company will pay an amount equal to the first $1 million of excise tax incurred under Section 280G of the Internal Revenue Code on compensation paid to Mr. Michels upon a change in control.

Upon termination of Mr. Michels’ employment as a result of disability, for good reason, by the Company without cause or by Mr. Michels after a change of control, Mr. Michels can elect to receive medical and dental insurance coverage for himself and his family under any plans offered by the Company to the extent the Company is self insured or coverage for former employees is available on reasonable terms (as determined by the Company) from the Company’s providers of medical and dental coverage.

All stock awards granted to Mr. Michels are required to immediately vest (i) in the event of a change in control or (ii) if Mr. Michels’ employment is terminated for good reason by Mr. Michels or by the Company without cause during a change in control period, and 50% of such stock awards shall vest in the event Mr. Michels’ employment is terminated for good reason or by the Company without cause during any period other than a change in control period.

The termination and severance provisions in the employment agreements for the other NEOs are substantially similar to Mr. Michels’ employment agreement, with the following exceptions. The Company is obligated to pay an amount up to the first $500,000, rather than $1 million, of excise tax imposed under Section 280G of the Internal Revenue Code on compensation paid as a result of a change in control for Messrs. Spair, Jerrett, Kuna and Dr. Lee. Messrs. Jerrett, Kuna and Dr. Lee are entitled to receive severance payments equivalent to 24 months of their annual salary, rather than 36 months, in the event of a termination of their agreements for good reason or without cause during a change in control period or after a change in control.

The following table provides estimates of the potential severance and other post-termination benefits the NEOs would receive assuming their employment was terminated as of December 31, 2010:

Name	Benefit	Voluntary Termination or Termination for Cause	Termination for Death or Disability[1]	Termination for Good Reason or Without Cause Not Within Change in Control Period[1]	Termination after Change in Control, or for Good Reason or Without Cause Within Change in Control Period[1,2]
Douglas A. Michels President and Chief Executive Officer	Salary Continuation	—	—	$500,000	$1,500,000
	Bonus	—	$317,600	$300,000	$300,000
	Accelerated Option Vesting	—	—	$98,445	$196,891
	Accelerated Restricted Stock Vesting	—	$1,199,801	$599,900	$1,199,801
	Health Care Benefits	—	—	$15,564	$15,564

	Total	—	$1,517,401	$1,513,909	$3,212,256

Ronald H. Spair Chief Financial Officer and Chief Operating Officer	Salary Continuation	—	—	$400,000	$1,200,000
	Bonus	—	$211,800	$200,000	$200,000
	Accelerated Option Vesting	—	—	$79,726	$159,453
	Accelerated Restricted Stock Vesting	—	$548,700	$274,350	$548,700
	Health Care Benefits	—	—	$12,101	$12,101

	Total	—	$760,500	$966,177	$2,120,254

Stephen R. Lee, Ph.D. Executive Vice President, Research and Development	Salary Continuation	—	—	$350,000	$700,000
	Bonus	—	$118,600	$140,000	$140,000
	Accelerated Option Vesting	—	—	$40,654	$81,309
	Accelerated Restricted Stock Vesting	—	$286,753	$143,376	$286,753
	Health Care Benefits	—	—	$11,701	$11,701

	Total	—	$405,353	$685,731	$1,219,763

Jack E. Jerrett Senior Vice President and General Counsel	Salary Continuation	—	—	$275,000	$550,000
	Bonus	—	$81,500	$96,250	$96,250
	Accelerated Option Vesting	—	—	$27,105	$54,209
	Accelerated Restricted Stock Vesting	—	$184,397	$92,198	$184,397
	Health Care Benefits	—	—	$11,791	$11,791

	Total	—	$265,897	$502,344	$896,647

Mark L. Kuna Senior Vice President, Finance and Controller	Salary Continuation	—	—	$228,000	$456,000
	Bonus	—	$84,500	$79,800	$79,800
	Accelerated Option Vesting	—	—	$31,774	$63,548
	Accelerated Restricted Stock Vesting	—	$204,792	$102,396	$204,792
	Health Care Benefits	—	—	$15,012	$15,012

	Total	—	$289,292	$456,982	$819,152

(1)

The indicated values for the accelerated vesting of stock options reflect (i) the number of option shares which would vest on an accelerated basis, multiplied by (ii) the excess, if any, of the $5.75 per share closing price for the Company’s Common Stock, as reported by NASDAQ on December 31, 2010, over the applicable exercise price for each option. The indicated values for the accelerated vesting of restricted stock reflect the $5.75 per share closing price multiplied by the number of shares which would vest on an accelerated basis.

(2)	The Company will also pay the excise tax incurred under Section 280G of the Internal Revenue Code on compensation paid to the NEOs in the event of a change in control in an amount up to $1 million for Mr. Michels and $500,000 for the other NEOs.

2010 Director Compensation

During 2010, non-employee members of the Board of Directors (the “Board”) received fixed annual fees for service on the Board and for service on Committees of the Board, as set forth below. The fees were paid quarterly in arrears.

Position	Annual Fee
Board Chairman	$60,000
Non-Chairman Board Member	$40,000
Audit Chairman	$18,000
Compensation Chairman	$15,000
N&CG Chairman	$8,000
Non-Chairman Audit Member	$8,000
Non-Chairman Compensation Member	$5,000
Non-Chairman N&CG Member	$3,000

Each non-employee Director also received an annual grant of 15,000 restricted shares (the “Annual Grant”) on the annual equity grant date for officers and other employees of the Company, except for the Chairman of the Board, who received an Annual Grant of 25,000 restricted shares.

Annual Grants generally vest twelve (12) months after the date of grant and will also vest immediately upon the occurrence of a change in control of the Company. A change in control of the Company would occur on the happening of such events as the acquisition of beneficial ownership by a person or group of 30 percent or more of the outstanding Common Stock of the Company, certain changes in Board membership affecting a majority of positions, certain mergers or consolidations, a sale or other transfer of all or substantially all of the Company’s assets, or the liquidation or dissolution of the Company, as well as any change in control required to be reported under the SEC’s proxy disclosure rules. Non-employee Directors are permitted to direct the Company to withhold restricted shares in order to pay tax withholding obligations arising upon the vesting of such shares.

The following table summarizes information related to compensation of non-employee Directors during the fiscal year ended December 31, 2010:

Name[1,2]	Fees Earned or Paid in Cash ($)	Stock Awards[3] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Michael Celano	$62,000	$77,850	—	—	—	—	$139,850
Jack Goldstein, Ph.D.	$63,000	$77,850	—	—	—	—	$140,850
Ronny B. Lancaster	$54,000	$77,850	—	—	—	—	$131,850
Charles W. Patrick	$52,000	$77,850	—	—	—	—	$129,850
Roger L. Pringle	$50,000	$77,850	—	—	—	—	$127,850
Stephen S. Tang, Ph.D.(4)	—	—	—	—	—	—	—
Douglas G. Watson	$74,000	$129,750	—	—	—	—	$203,750

(1)	Because Messrs. Michels and Spair are officers of the Company, they are not entitled to any separate compensation for service on the Board or any Committee thereof and have not been included in this table.

(2)	Non-employee Directors held the following number of restricted shares (“RSs”) and stock options (“SOs”) at December 31, 2010: Mr. Celano: 15,000 RSs; 70,000 SOs; Dr. Goldstein: 15,000 RSs; 70,000 SOs; Mr. Lancaster: 15,000 RSs; 130,000 SOs; Mr. Patrick: 15,000 RSs; 70,000 SOs; Mr. Pringle: 15,000 RSs; 255,552 SOs; and Mr. Watson: 25,000 RSs; 240,000 SOs. The aggregate number of stock options and restricted shares held by Messrs. Michels and Spair are set forth in the table in the Section entitled, “Outstanding Equity Awards at Fiscal Year-End,” in this Proxy Statement.

(3)	The indicated amounts reflect the aggregate grant date fair value of restricted stock awards made to non-employee Directors during 2010 under the Stock Award Plan, computed in accordance with FAS ASC Topic 718. Certain assumptions used in the calculation of those amounts are set forth in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s 2010 10-K Report. This column does not include the value of restricted stock awarded to non-employee Directors in February 2011.

(4)	Dr. Tang did not become a member of the Board until April 2011 and, therefore, did not receive any compensation during 2010 and held no restricted shares or stock options as of December 31, 2010.

Compensation Committee Interlocks and Insider Participation

Jack Goldstein, Ph.D., Roger L. Pringle, Ronny B. Lancaster and Douglas G. Watson served as members of the Compensation Committee of the Board during 2010. None of Dr. Goldstein, Mr. Pringle, Mr. Lancaster or Mr. Watson has served or is currently serving as an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no compensation committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

Compensation Risk Assessment

Management conducted a risk assessment of the Company’s compensation policies and practices, including its executive compensation program. In its review, management considered the attributes of the Company’s policies and practices and other factors, including:

•	The mix of fixed and variable compensation opportunities;

•	The balance between annual and long-term performance opportunities;

•	The corporate and individual performance objectives established for annual and long-term incentive compensation;

•	The internal controls and procedures in place to mitigate risks facing the Company; and

•	The risk that unintended consequences could result from various aspects of the Company’s compensation policies and practices.

Based on its review and assessment, management concluded that the Company’s policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incentivize employees to take unnecessary or excessive risks. The Company also concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse affect on the Company.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This report shall not be deemed to be “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.

The Compensation Committee of OraSure Technologies, Inc. has reviewed and discussed with the Company’s management the Section entitled, “Compensation Discussion and Analysis,” contained in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s 2010 10-K Report and Proxy Statement for the 2011 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE:

Jack Goldstein, Ph.D., Chairman

Ronny B. Lancaster

Roger L. Pringle

Douglas G. Watson

March 30, 2011

ITEM 3.	Non-Binding Advisory Vote on Executive Compensation

Background

Section 14A of the Exchange Act, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), requires that stockholders be given the opportunity to vote to approve, on a non-binding advisory basis, no less frequently than once every three years, the compensation of our NEOs. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs. As described more fully under the Section entitled, “Executive Compensation,” including the CD&A and the related tables and narrative, our compensation program is designed to pay executives for performance by offering rewards for the achievement of pre-determined financial and strategic performance objectives. In addition, our program is designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract and retain high quality executives and to motivate them to contribute to our success.

Compensation Program Highlights

You are urged to carefully review the “Executive Compensation” section of this Proxy Statement which contains a detailed discussion of our executive compensation program, including the 2010 compensation of our NEOs. We believe our compensation program follows sound corporate governance principles and is strongly aligned with the interests of our stockholders. Highlights of our compensation programs include the following:

•

The Company’s compensation focuses on performance, with annual base salary accounting for approximately 37% to 53% of the target compensation opportunity for our NEOs in 2010. The remainder of their total compensation opportunity is primarily comprised of variable or “at-risk” compensation consisting of incentive cash bonuses and long-term equity awards which are awarded to executives based on the achievement of both Company and individual performance objectives.

•	The Compensation Committee monitors the Company’s performance and adjusts compensation accordingly. For example, our executives received no salary increases and incentive cash bonuses were substantially reduced as a result of the Company’s lower than expected financial performance during 2008. In fact, for 2008, Mr. Michels’ bonus was 18.6% of his annual base salary compared to his target of 60%, and Mr. Spair’s bonus was 15.5% of his base salary compared to his target of 50%.

•

Equity awards for executives consist of a mix of restricted stock and stock options. For performance during 2009, executives received awards in 2010 consisting of 60% restricted stock and 40% stock options. In order to make equity awards more performance-based, the Compensation Committee adjusted the equity program so that the portion represented by stock options increased to 50% for awards based on performance during 2010 and to 60% for awards based on performance during 2011.

•

Our executives receive equity awards subject to long-term vesting requirements. Stock option awards generally vest over four years and restricted stock awards generally vest over three years. We believe these awards ensure that a significant portion of the executive’s compensation is tied to the long-term success of the Company, consistent with the interests of our stockholders.

•

We have adopted a policy that any new employment agreement executed with an executive will not provide for the gross-up of excise tax obligations under Section 280G of the Internal Revenue Code or a “modified single trigger” under which the executive can voluntarily leave the Company after a change of control and receive severance even though there has been no adverse impact on the executive’s compensation or level of responsibilities.

•

The Compensation Committee regularly utilizes an independent compensation consultant to review our compensation program and provide a competitive assessment of the compensation paid to our executives and the non-employee members of the Board.

•

The Compensation Committee regularly assesses the Company’s compensation program against peer companies consisting of medical diagnostics and healthcare companies that are comparable to the Company. During 2010, the Committee approved the use of a smaller peer group that is targeted to be more similar to the Company’s business model.

•

We target total compensation (consisting of annual base salary, incentive cash bonuses and long-term incentive equity grants) for executives at the median or 50th percentile of a peer group of companies with an opportunity to earn up to the 75th percentile based on performance.

•	The Company does not provide its executives with any perquisites. Our executives are eligible to participate in the same retirement and benefit plans offered to all other employees.

•	The Company has implemented an annual process to assess the risks associated with our compensation programs.

Vote Required; Board Recommendation

If a quorum is present, the non-binding advisory approval of the executive compensation described in this Proxy Statement requires the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote at the Annual Meeting. Shares voted in person or represented by Proxy which are not voted for approval of our executive compensation (by voting no or abstaining) will have the effect of voting against this proposal. Broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for approval of our executive compensation, as disclosed in this Proxy Statement. Because this stockholder vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee and Board will take into account the outcome of the vote when considering future executive compensation programs and arrangements.

Based on the foregoing, the Board is requesting that stockholders vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Your Board recommends that the stockholders vote FOR the approval of our executive compensation as described in the preceding resolution.

ITEM 4.	Non-Binding Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Background

Section 14A of the Exchange Act, added under the Dodd-Frank Act, also requires us to provide our stockholders with an opportunity to cast a separate non-binding advisory vote on the frequency of future advisory votes on executive compensation as set forth in Item 3, above. By casting your vote, you may indicate whether you would prefer to have an opportunity to vote on our executive compensation annually, every two years, or every three years. You also have the option to abstain from voting on this matter.

For a number of reasons, the Board believes that stockholders should select a frequency of every three years (“triennial vote”):

•

A triennial vote will encourage a long-term approach to evaluating our executive compensation program, consistent with the Company’s desire to create stockholder value. As described in the CD&A, one of the core principles of our compensation program is to ensure that the executives’ interests are aligned with the interests of our stockholders. Consequently, we grant equity awards and fund annual incentive cash bonuses based, in substantial part, on strategic objectives in order to focus our executives on the Company’s long-term performance. A triennial vote would allow stockholders to evaluate our executive compensation program over a similar time frame and in relation to the Company’s long-term performance.

•

A triennial vote is necessary to provide sufficient time for us to thoughtfully and fully evaluate our compensation program and respond to stockholder concerns, if any. The Compensation Committee generally makes changes to our compensation programs near the end of a year, but any change would typically be implemented in the following year. Thus, a change in year one would be effective in year two and the Committee would see the results from those changes most likely in year two or year three. Thus, holding a non-binding advisory vote on executive compensation more frequently than every two or three years would not allow the Board, the Compensation Committee or our stockholders sufficient time to fully assess our executive compensation program against our performance.

•

A triennial vote will allow adequate time for the Company to collect meaningful input from stockholders on our compensation program and respond appropriately. Engagement with our stockholders is important, and we are open to input from our stockholders regarding governance matters as well as our executive compensation program. Allowing additional time between non-binding advisory votes on executive compensation will allow both the Company and stockholders to engage in more thoughtful and constructive dialog on why particular components of compensations are or are not appropriate for the Company.

Vote Required; Board Recommendation

Approval of a specific frequency requires the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote at the Annual Meeting. If none of the frequency alternatives receives a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the highest vote total from our stockholders.

Your Board recommends that stockholders select THREE YEARS as the recommended frequency of future non-binding advisory votes on executive compensation.

ITEM 5.	Amendment and Restatement of OraSure Technologies, Inc. Stock Award Plan

General

On November 16, 1999, the Board of Directors of Epitope adopted, subject to stockholder approval, the Epitope, Inc. 2000 Stock Award Plan (the “Award Plan”). The Award Plan was approved by Epitope’s stockholders on February 15, 2000. The Award Plan initially authorized for award a maximum of 2,500,000 shares of common stock of Epitope, plus the number of shares that were available for grant under the Epitope, Inc. 1991 Stock Award Plan on February 15, 2000, and such additional shares that become available under the terms of the Award Plan thereafter.

Effective September 29, 2000, in connection with the merger of Epitope and STC Technologies into the Company, the name of the Award Plan was changed to the OraSure Technologies, Inc. 2000 Stock Award Plan and the Award Plan was adopted as a stock award plan of the Company. All options granted under the Award Plan prior to the merger were assumed by and became obligations of the Company.

The Board has approved and recommended for submission to stockholders several amendments to the Award Plan including an increase in the number of shares of Common Stock authorized for grant under the Award Plan. A description of the proposed amendments and terms of the Award Plan as amended and restated, is set forth below.

Amendment to the Award Plan

Under the terms of the Award Plan, as of March 28, 2011, there were:

(a)	47,494,896 shares of the Company’s Common Stock outstanding;

(b)	1,112,385 shares of the Company’s Common Stock remaining available for grant under the Award Plan as stock options or other equity awards;

(c)	6,276,650 stock options issued and outstanding, with a weighted-average exercise price of $6.85 per share and a weighted average remaining contractual term of 5.94 years; and

(d)	934,956 restricted shares issued and unvested, with a weighted-average grant date fair value of $5.96 per share.

In order to enable the Company to continue to attract qualified directors, officers, employees and outside advisors and to compensate its directors, officers, employees and advisors in a manner that is competitive with compensation provided by other medical diagnostic companies, the Board determined that additional shares of Common Stock would need to be authorized for grants under the Award Plan. In addition, the Board wants to ensure that sufficient shares are available if needed to provide retention or other equity awards in connection with potential acquisitions or other business development activities.

Accordingly, subject to stockholder approval, the Board approved the amended and restated Award Plan to increase the number of authorized shares by 3,500,000 shares. As a result of this increase, there will be a total of 4,612,385 shares available under the Award Plan on or after March 28, 2011, subject to stockholder approval. Of this total, the maximum number of shares that will be available for issuance pursuant to the Award plan as “full value” awards (i.e. Restricted Awards, Performance Awards or other stock-based Awards) is 2,164,825 shares.

The Board determined that this increase in authorized shares will meet the Company’s needs under the Award Plan for the foreseeable future. The Board also approved a change of the name of the Award Plan to the “OraSure Technologies, Inc. Stock Award Plan,” an extension of the term of the Award Plan to May 17, 2021 and certain other changes. A complete copy of the amended and restated Award Plan is attached to this Proxy Statement as Exhibit A.

Vote Required For Approval; Board Recommendation

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy at the Annual Meeting, is required for approval of the proposed amended and restated Award Plan. Shares voted in person or represented by a Proxy which are not voted for approval of the amended and restated Award Plan (by voting no or abstaining) will have the effect of voting against this proposal. Shares as to which a broker or other nominee has indicated on a duly executed and returned Proxy or otherwise advised us that it lacks voting authority will have no effect on the vote for this proposal.

Your Board recommends that stockholders vote FOR approval of the amended and restated Award Plan.

Summary of the Award Plan as Amended

A summary description of certain terms and provisions of the Award Plan as proposed to be amended and restated follows.

Purpose

The purpose of the Award Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company to attract, retain, and reward employees, outside advisors, and Directors of the Company and any subsidiaries. The Award Plan is intended to strengthen the mutuality of interests between employees, advisors, and Directors and the Company’s stockholders by offering equity-based incentives to promote the long-term growth, profitability and financial success of the Company.

Eligibility

The Award Plan provides for stock-based awards to (i) employees of the Company and any subsidiaries, if any (ii) members of advisory committees or other consultants to the Company or its subsidiaries (“Advisors”), and (iii) non-employee Directors of the Company. Persons who help the Company raise money by selling securities or who promote or maintain a market for the Company’s securities are not eligible to participate in the Award Plan as Advisors. In addition, only Advisors who, in the judgment of the Compensation Committee of the Board (the “Committee”), are or will be contributors to the long-term success of the Company, will be eligible to receive Awards (as defined below). As of March 28, 2011, the Company had 237 employees and six non-employee Directors, all of whom are eligible to receive Awards under the Award Plan.

Administration of the Award Plan

The Committee administers the Award Plan and determines the persons who are to receive Awards and the types, amounts, and terms of Awards. For example, the Committee may determine the exercise price, the form of payment of the exercise price, the number of shares subject to an Award, and the date or dates on which an Award becomes exercisable. The Committee may delegate to one or more officers of the Company the authority to determine the recipients of and the types, amounts and terms of Awards granted to participants who are not Reporting Persons. Awards made by the Committee for the Company’s Chief Executive Officer are also reviewed and approved by the full Board.

The Award Plan will continue in effect until May 17, 2021 or until the Award Plan is otherwise terminated by the Board. Termination or expiration of the Award Plan will not affect outstanding Awards.

The Award Plan permits the Board to amend, suspend or terminate the Award Plan or any portion of the Award Plan. Stockholder approval is required if (i) any such action would increase the number of shares of Common Stock subject to the Award Plan, (ii) such action would decrease the price at which Awards may be granted, (iii) such action would result in an Award becoming fully vested, exercisable or earned in the event of a change in control prior to the consummation of the change in control or (iv) such approval is required by law or regulation or the rules of a stock exchange or over-the-counter trading system.

Awards

Awards that may be granted under the Award Plan include stock options, stock appreciation rights, restricted awards, performance awards, and other stock-based awards (collectively, “Awards”). The following is a brief summary of the various types of Awards that may be granted under the Award Plan.

Stock Options. Options granted under the Award Plan may be either incentive stock options (“ISOs”), a tax-favored form of Award meeting the requirements of Section 422 of the Internal Revenue Code, as amended, or nonqualified options (“NQOs”), which are not entitled to special tax treatment. The Award Plan limits the maximum term of any option granted to a period not longer than ten years from the date of grant. The exercise price of any option granted under the Award Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, except that in the case of an option granted to holders of 10% or more of the Company’s voting securities, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.

The agreement evidencing the grant of a stock option (the “Option Agreement”) will specify, as determined by the Committee, the time or times when the option is exercisable, in whole or in part, and the extent to which the option remains exercisable after the option holder ceases to be an employee, Advisor or nonemployee Director of the Company. The Option Agreement may, in the discretion of the Committee, provide whether the option will become fully exercisable upon the death, disability or retirement of the option holder or upon a change in control of the Company. An option may be exercised by payment of the exercise price in cash or, at the discretion of the Committee, in any combination of cash, previously held shares of Common Stock or share equivalents, or with proceeds from the sale of shares subject to the option.

A “change in control” generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the SEC or when:

•

any person, or more than one person acting as a group within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and the regulations issued thereunder, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

•

any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;

•

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•

a person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

Options granted to employees under the Award Plan generally vest over four years, with 25% of the grant vesting on the first anniversary of the grant date and the remaining 75% vesting ratably on a monthly basis over the next three years. Options granted to non-employee Directors in the past have generally vested ratably on a monthly basis over either a 12 or 24-month period, depending on the type of grant. Options granted under the Award Plan generally provide for accelerated vesting upon a “change in control.” The Committee may provide for different vesting for any option granted under the Award Plan.

In no event may options for more than 500,000 shares of Common Stock be granted to any individual under the Award Plan during any fiscal year period.

Stock Appreciation Rights. A recipient of stock appreciation rights (“SARs”) will receive, upon exercise, a payment (in cash or in shares of Common Stock) based on the increase in the fair market value of a share of Common Stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Award Plan or may be granted as independent Awards. The Award Plan limits the maximum term for the exercise of a SAR to a period not longer than ten years from the date of grant. In no event may SARs for more than 500,000 shares of Common Stock be granted to any individual under the Award Plan during any fiscal year period.

Restricted Awards. Restricted Awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock that may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during a specified period (the “Restriction Period”). Stock certificates representing restricted shares are issued in the name of the recipient, but are held by the Company until the expiration of the Restriction Period. From the date of issuance of restricted shares, the recipient is entitled to the rights of a stockholder with respect to the shares, including voting and dividend rights. Any right to receive dividends on restricted shares shall be subject to the same forfeiture requirements applicable to the restricted shares. Restricted units are Awards that entitle the recipient to receive a share of Common Stock or the fair market value of a share at some future date, which similarly may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during the applicable Restriction Period. At the expiration of the Restriction Period, payment with respect to restricted units is made in an amount equal to the fair market value of the number of shares of Common Stock covered by the restricted units. Payment may be in cash, unrestricted shares of Common Stock, or any other form approved by the Committee. Restricted Awards that are subject to forfeiture based solely on continued employment or passage of time shall vest over a period of at least three years, subject to certain exceptions set forth in the Award Plan.

Performance Awards. Performance Awards are designated in units equivalent in value to a share of Common Stock. A Performance Award is subject to forfeiture if or to the extent that the Company, a subsidiary, an operating group, or the recipient, as specified by the Committee in the Award, fails to meet performance goals established for a designated performance period, which must have a duration of at least one year. Performance Awards earned by attaining performance goals are paid at the end of a performance period in cash, shares of Common Stock, or any other form approved by the Committee. The number of shares of Common Stock issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 shares for any calendar year.

Other Stock-Based Awards. The Committee may grant other Awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock.

Shares Subject to the Award Plan

If an Award under the Award Plan is cancelled or expires for any reason prior to becoming fully vested or exercised or is settled in cash in lieu of shares, or is exchanged for other Awards under the Award Plan, then all shares covered by such Awards will be made available for future Awards under the Award Plan. In the event of a change in the Company’s capitalization affecting the Common Stock, including a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, the Committee shall make such proportionate adjustments as it may determine, in its sole discretion to be appropriate as a result of such change, to the aggregate number of shares for which Awards may be granted under the Award Plan, the maximum number of shares which may be sold or awarded to any participant, the number of shares covered by each outstanding Award, and the price per share in respect of outstanding Awards.

Federal Income Tax Consequences

The following discussion summarizes the principal anticipated federal income tax consequences of Awards granted under the Award Plan, to participants and to the Company.

Incentive Stock Options. A recipient of an option does not realize taxable income upon the grant or exercise of an ISO. If no disposition of shares occurs within two years from the date of grant or within one year from the date of exercise, then (a) upon the sale of the shares, any amount realized in excess of the exercise price is taxed to the option recipient as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the Company for federal income tax purposes. For purposes of computing alternative minimum taxable income, an ISO is treated as an NQO.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, then (a) the recipient will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of the shares) over the exercise price thereof and (b) the Company would be entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain, as applicable, and does not result in any deduction for the Company. Any disqualifying disposition as described above will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonqualified Options. No income is realized by an option recipient at the time an NQO is granted. Upon exercise, (a) ordinary income is realized by the option recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation in the value of the shares after the date of exercise is treated as a short-term or long-term capital gain or loss, as applicable, and will not result in any deduction to the Company.

Payment of Exercise Price in Shares. The Committee may permit participants to pay all or a portion of the exercise price for an option using previously acquired shares of Common Stock. If an option is exercised and payment is made in previously held shares (held for six months or longer), there is no taxable gain or loss to the participant other than any gain recognized as a result of the exercise of the option, as described above.

Stock Appreciation Rights. The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will realize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares of Common Stock delivered to the participant. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the participant in connection with the exercise of a SAR.

Restricted Awards and Performance Awards. Generally, a participant will not recognize any income upon issuance of a Restricted Award or Performance Award that is subject to forfeiture. Generally, a participant will recognize ordinary income upon the vesting of Restricted Awards or Performance Awards in an amount equal to the amount of cash payable to the participant plus the fair market value of shares of Common Stock delivered to the participant. Dividends paid with respect to Awards during the Restriction Period will be subject to the same restrictions and will be taxable as ordinary income to the participant when, and if, the restrictions lapse. However, a participant may elect to recognize compensation income upon the grant of restricted shares, based on the fair market value of the shares of Common Stock subject to the Award at the date of grant. If a participant makes such an election, dividends paid with respect to the restricted shares will not be treated as compensation, but rather as dividend income at the time when the restricted shares vest. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If a participant who receives an Award of restricted shares makes the special election described above, the Company will not be entitled to deduct dividends paid with respect to the restricted shares.

Limitation on Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code generally makes nondeductible to the Company taxable compensation paid to a single individual in excess of $1 million in any calendar year if the individual is the Chief Executive Officer or one of the next four highest-paid executive officers, unless the excess compensation is considered to be “performance based.” Among other requirements contained in Section 162(m), the material terms of a compensation plan in which such officers participate must be approved by stockholders for awards or compensation provided under the plan to be considered “performance based.” The Company may in the future consider structuring Awards to attempt to meet the requirements of Section 162(m) if it determines the action to be advisable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 about the shares of Common Stock that may be issued upon the exercise of options under all of our equity compensation plans. These plans include the Award Plan, the Epitope, Inc. 1991 Stock Award Plan (the “1991 Plan”), the Agritope, Inc. 1992 Stock Award Plan (the “Agritope Plan”), and the OraSure Technologies, Inc. Employee Incentive and Non-Qualified Stock Option Plan (the “Employee Incentive Plan”). The Award Plan, the 1991 Plan and the Agritope Plan were Epitope equity compensation plans, and the Employee Incentive Plan was an STC Technologies, Inc. equity compensation plan. In connection with the merger of Epitope and STC into the Company on September 29, 2000, the Award Plan was adopted by the Company, and the Company assumed the obligation to issue shares for the then outstanding stock options granted under the Award Plan, the 1991 Plan, the Agritope Plan and the Employee Incentive Plan. Additional grants of equity compensation may only be made under the Award Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,487,569		$6.89		2,555,240	[1]
Equity compensation plans not approved by security holders	1,015,964	[2]	$6.59	[2]	—

Total	5,503,533				2,555,240

(1)	Represents shares remaining available for future issuance as of December 31, 2010 under the Award Plan.

(2)	Includes 125,552 shares issuable as of December 31, 2010 under options at a weighted-average exercise price of $4.42 per share under the 1991 Plan and the Agritope Plan.

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2010 accompanies this Proxy Statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of our Common Stock on March 28, 2011, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at our address set forth in the Notice of Annual Meeting of Stockholders immediately preceding this Proxy Statement.

Deadline For Stockholder Proposals

You may submit proposals for inclusion in the proxy materials for the Company’s 2012 Annual Meeting of Stockholders. Any such proposals must meet the stockholder eligibility and other requirements imposed by rules issued by the SEC and must be received by the Company at 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Secretary, in accordance with Rule 14a-8 promulgated under the Exchange Act, not later than December 9, 2011.

Our Bylaws provide that a stockholder proposal must meet certain predetermined requirements in order to be considered at the Annual Meeting. In order to be considered, a stockholder’s proposal must be made in writing to the Company’s Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting. However, if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Secretary must set forth, with respect to each matter the stockholder proposes to bring before the meeting, a brief description of the matter and the reasons for considering that matter at the Annual Meeting. The notice must also include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf notice of the proposed business is made: (i) the name and address of the stockholder and such beneficial owner; (ii) any material interest of such stockholder and such beneficial holder in such business; (iii) the class and number of shares of capital stock of the Company which are held of record or beneficially owned by the stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such stockholder and such beneficial owner, including without limitation, any derivative instrument, swap, option, warrant, short interest, hedge, profit sharing arrangement or borrowed or loaned shares; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose the business described in its notice; and (v) any other information relating to such business matter that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the Board of Directors or the SEC, or a court of competent jurisdiction, deems these Bylaw provisions to be inconsistent with the right of stockholders to request inclusion of a proposal in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

BY ORDER OF THE BOARD OF DIRECTORS

Jack E. Jerrett

Secretary

April 7, 2011

Exhibit A

ORASURE TECHNOLOGIES, INC.

STOCK AWARD PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

(Amended and Restated Effective as of May 17, 2011)

Establishment. Epitope, Inc. established this Plan as the Epitope, Inc. 2000 Stock Award Plan, effective as of February 15, 2000, and the Plan was approved by shareholders of Epitope, Inc. at the 2000 annual shareholders meeting. Effective September 29, 2000, in connection with the merger of Epitope, Inc. with and into OraSure Technologies, Inc., the name of the Plan was changed to the OraSure Technologies, Inc. 2000 Stock Award Plan and the Plan was adopted as a stock award plan of OraSure Technologies, Inc. The Plan was amended and restated, subject to shareholder approval, effective May 16, 2006. The Plan was amended further, subject to shareholder approval, effective May 13, 2008. The Plan again was amended and restated in its entirety, subject to shareholder approval, effective May 17, 2011.

1.1    Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward employees, outside advisors, and directors of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, advisors, and directors and Corporation’s shareholders. The Plan is designed to meet this intent by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

ARTICLE 2

DEFINITIONS

2.1    Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Advisor” means a natural person who is a consultant to or member of an Advisory Committee of Corporation or a Subsidiary, who provides bona fide services to Corporation and who is neither an employee of Corporation or a Subsidiary nor a Non-Employee Director. “Advisor” excludes any person who provides services to Corporation in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for Corporation’s securities, and any other person excluded from the class of persons to whom securities may be offered pursuant to a registration statement on Form S-8 or any successor form of registration statement.

“Advisory Committee” means a scientific advisory committee to Corporation or a Subsidiary.

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4.

“Board” means the Board of Directors of Corporation.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act; provided, however, that a change of control shall only be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the Corporation’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Corporation immediately before such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

“Common Stock” means the Common Stock, par value $0.000001 per share, of Corporation or any security of Corporation issued in substitution, in exchange, or in lieu of such stock.

“Continuing Restriction” means a Restriction contained in Sections 6.7, 6.8, and 16.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means OraSure Technologies, Inc., a Delaware corporation, or any successor corporation. As to awards granted or other action taken prior to September 29, 2000, “Corporation” includes Epitope, Inc., as predecessor to OraSure Technologies, Inc.

“Disability” means the condition of being “disabled” within the meaning of Section 422(c)(6) of the Code. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means with respect to Common Stock, on a particular day, without regard to any restrictions (other than a restriction which, by its terms, will never lapse):

(1)    if the Common Stock is at the time listed or admitted to trading on any stock exchange, the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value;”

(2)    if the Common Stock is not at the time listed or admitted to trading on a stock exchange, the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market; or

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(3)    if the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, an amount as determined in good faith by the Committee and which shall comply with Section 409A of the Code.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an employee of Corporation or any Subsidiary.

“Nonqualified Option” or “NQSO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQSO.

“Other Stock-Based Award” means an Award as defined in Section 11.1.

“Participant” means an employee of Corporation or a Subsidiary, an Advisor, or a Non-Employee Director who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

“Performance Cycle” means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

“Performance Goal” means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

“Plan” means this OraSure Technologies, Inc. 2000 Stock Award Plan, as set forth herein and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Article 9 of the Plan.

“Restricted Share” means an Award described in Section 9.1(a) of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 9.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Retirement” means:

(a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries at or after age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan;

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(b) For Participants who are Non-Employee Directors, termination of membership on the Board after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan; and

(c) For Participants who are Advisors, termination of service as an Advisor after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan.

However, the Committee may change the foregoing definition of “Retirement” or may adopt a different definition for purposes of specific Awards.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

“Subsidiary” means any “subsidiary corporation” of Corporation within the meaning of Section 424 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary under Section 424(f) of the Code.

“Vest” or “Vested” means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2    Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

ARTICLE 3

ADMINISTRATION

3.1    General. Except as provided in Section 3.7, the Plan will be administered by a Committee composed as described in Section 3.2.

3.2    Composition of the Committee. The Committee will be appointed by the Board from among its members in a number and with such qualifications as will meet the independence and other requirements for (i) approval by a committee pursuant to Rule 16b-3 under the Exchange Act, (ii) establishing, administering and

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certifying performance goals pursuant to Section 162(m) of the Code and (iii) trading or listing securities on the securities exchange or association on which the Common Stock is then traded or listed. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. The initial members of the Committee will be the members of Corporation’s existing Executive Compensation Committee. The Board may at any time replace the Executive Compensation Committee with another Committee. In the event that the Executive Compensation Committee ceases to satisfy the requirements of Rule 16b-3, Section 162(m) of the Code or a securities exchange or association described above in 3.2(iii), the Board will appoint another Committee satisfying such requirements.

3.3    Authority of the Committee. The Committee will have full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) With respect to employees and Advisors:

(i) Select the employees and Advisors who shall be granted Awards;

(ii) Determine the number and types of Awards to be granted to each such Participant;

(iii) Determine the number of Shares, or Share equivalents, to be subject to each Award;

(iv) Determine the option price, purchase price, base price, or similar feature for any Award; and

(v) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

3.4    Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all the members of the Committee, will be the valid acts of the Committee.

3.5    Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons or “covered employees” within the meaning of Section 162(m) of the Code.

3.6    Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7    Awards to Non-Employee Directors. The Board or Committee may grant Awards from time to time to Non-Employee Directors.

3.8    Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

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ARTICLE 4

DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1    Duration of the Plan. The Plan is effective May 17, 2011. The Plan shall remain in full force and effect until May 17, 2021, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan as provided in Article 15. Termination of the Plan under Article 15 shall not affect Awards outstanding under the Plan at the time of termination.

4.2    Shares Subject to the Plan.

4.2.1 General. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

4.2.2 Number of Shares; Limits.

(a) The maximum number of Shares for which Awards may be granted under the Plan on or after March 28, 2011, is 4,612,385 Shares, plus any Shares that become available as the result of the cancellation or expiration of any Award, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 14.2 of the Plan.

(b) The maximum number of Shares that may be issued pursuant to paragraph (a) above on or after March 28, 2011, pursuant to Incentive Stock Options, is 2,447,560 Shares, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 14.2 of the Plan.

(c) The maximum number of Shares that may be issued pursuant to paragraph (a) above on or after March 28, 2011, as Restricted Awards, Performance Awards or Other Stock-Based Awards is 2,164,825 Shares, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 14.2 of the Plan and provided that the Shares under any such Award which is cancelled or expires shall be available for future Awards under this provision.

4.2.3 Availability of Shares for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan. In no event shall the following be made available for future awards under the Plan: (a) Shares retained or reacquired by the Corporation in payment of an option price or satisfaction of a withholding tax obligation by a Participant in connection with any Award, (b) Shares repurchased by the Corporation with Option proceeds and (c) Shares covered by an SAR, to the extent the SAR is exercised and settled in Shares and whether or not Shares are actually issued to the Participant upon exercise of the SAR.

ARTICLE 5

ELIGIBILITY

5.1    Employees and Advisors. Officers and other employees of Corporation and any Subsidiaries (who may also be directors of Corporation or a Subsidiary) and Advisors who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

5.2    Non-Employee Directors. All Non-Employee Directors will be eligible to receive Awards as provided in Section 3.7 of the Plan.

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ARTICLE 6

AWARDS

6.1    Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Article 7 of the Plan;

(b) Stock Appreciation Rights governed by Article 8 of the Plan;

(c) Restricted Awards governed by Article 9 of the Plan;

(d) Performance Awards governed by Article 10 of the Plan; and

(e) Other Stock-Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2    General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3    Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4    Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5    Provisions Governing All Awards. All Awards will be subject to the following provisions:

(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b) Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of Corporation or a member of any Advisory Committee, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment or to remove such person as an Advisor or as a director at any time for any reason or for no reason, with or without cause.

(d) Termination Of Employment. The terms and conditions under which an Award may be exercised or will continue to Vest, if at all, after a Participant’s termination of employment or service as an Advisor or as a Non-Employee Director will be determined by the Committee and specified in the applicable Award Agreement.

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(e) Change in Control. The Committee, in its discretion, may provide in any Award Agreement that in the event of a Change in Control of Corporation, as of the date of such Change in Control:

(i) All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

(ii) All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

(iii) All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

The Committee, in its discretion, may include Change in Control provisions in some Award Agreements and not in others, may include different Change in Control provisions in different Award Agreements, and may include Change in Control provisions for some Awards or some Participants and not for others.

(f) Service Periods. At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

6.6    Tax Withholding.

(a) General. Corporation will have the right to deduct from any settlement, including the delivery or Vesting of Shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan will make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

(b) Stock Withholding. The Committee, in its sole discretion, may permit a Participant to satisfy all or a part of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to the Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any stock withholding with respect to a Reporting Person will be subject to such limitations as the Committee may impose to comply with the requirements of the Exchange Act. Notwithstanding the foregoing, Reporting Persons shall be permitted to elect to satisfy all or a portion of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to such Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant.

6.7    Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement thereof or that grant of an Award payable in Shares is provisional until the Participant becomes entitled to the Shares in settlement thereof. In the event the employment (or service as an Advisor or membership on the Board) of a Participant is terminated for cause (as defined below), any Award that is provisional will be annulled as of the date of such termination for cause. For the purpose of this Section 6.7, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

6.8    Engaging in Competition With Corporation. Any Award Agreement may provide that, if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with)

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Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment with Corporation.

ARTICLE 7

OPTIONS

7.1    Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQSO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

7.2    General. Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

7.3    Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which will not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant for all Options (ISOs or NQSOs); provided, however, that in the case of any ISO granted to a Ten Percent Shareholder, the option exercise price per Share shall not be less than 110 percent (110%) of the Fair Market Value of a Share on the date of grant

7.4    Option Term. The Award Agreement for each Option will specify the term of each Option, which shall have a specified period during which the Option may be exercised which is no longer than ten years, as determined by the Committee.

7.5    Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option will become exercisable and whether the Option will become exercisable in full or in graduated amounts over a period specified in the Award Agreement;

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Advisor, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the Option will become immediately and fully exercisable (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a Change in Control of Corporation.

7.6    Method of Exercise. The Award Agreement for each Option will specify the method or methods of payment acceptable upon exercise of an Option. An Award Agreement may provide that the option price is payable in full in cash or, at the discretion of the Committee:

(a) In previously acquired Shares (including Restricted Shares);

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(b) By surrendering outstanding Awards under the Plan denominated in Shares or in Share-equivalent units;

(c) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(ii) To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(d) In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of an Option price, a corresponding number of the Shares issued upon exercise of the Option will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares.

7.7    Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement must be in conformance with the statutory and regulatory requirements specified in Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after May 17, 2021, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

7.8    Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement.

7.9    Limitation on Number of Shares Subject to Options. In no event may Options for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1    General. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Article 8 and may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

8.2    Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR has been exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and shall be not less than 100 percent (100%) of the Fair Market Value of a Share on the grant date of the SAR.

8.3    Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that an SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4    Term. The Award Agreement for each SAR shall have a specified period during which the SAR may be exercised, which is no longer than ten years, as determined by the Committee.

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8.5    Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any combination of the foregoing, or in any other form as the Committee determines.

8.6    Limitation on Number of Shares Subject to SARs. In no event may SARs for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 9

RESTRICTED AWARDS

9.1    Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a) Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, or such certificate, registered in the name of such Participant, will be placed in a restricted stock account (including an electronic account) with a transfer agent. If such certificate is issued to the Participant, the Participant will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate, and such certificate and the stock power will be held in custody by Corporation until the Restrictions thereon will have lapsed.

(b) Restricted Units. A Restricted Unit is an Award to receive a Share or the Fair Market Value of a Share at some date in the future, which is granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

9.2    General. Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 9 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

9.3    Restriction Period. Restricted Awards will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as an Advisor or Non-Employee Director) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of the Award and ending on such later date or dates as the Committee designates at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period; provided that a Restricted Award with a Restriction Period based solely on continued employment or passage of time may not permit the lapse of restrictions over a period less than three (3) years after the date of the Award, except in the case of (a) Restricted Awards to Non-Employee Directors or Advisors, (b) Restricted Awards granted upon the commencement of a Participant’s employment with the Corporation, (c) Restricted Awards which, in the aggregate, cover not more than 10% of the number of Shares available for Awards under the Plan under Section 4.2.2(a) (determined without regard to any other limits set forth in Sections 4.2.2(b) or

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(c)), or (d) restrictions which lapse (i) upon the death, Disability or retirement of the Participant, (ii) as may be required pursuant to an employment agreement between the Participant and the Corporation or (iii) upon a Change in Control. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment (or service as an Advisor or Non-Employee Director) and Performance Awards under Article 10 shall usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment (or service as an Advisor or Non-Employee Director). In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

9.4    Forfeiture. If a Participant ceases to be an employee, Advisor of Corporation or a Subsidiary or Non-Employee Director during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

9.5    Settlement of Restricted Awards.

(a) Restricted Shares. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant’s stock power, if any, will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in cash, installments, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines.

(b) Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Shares equal to the number of Restricted Units, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines, subject to the applicable restrictions contained in Section 409A of the Code.

9.6    Rights as a Shareholder. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the Shares and the right to receive any cash dividends. The right to receive cash dividends on Restricted Shares shall be subject to the Restrictions applicable to the Restricted Shares. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will also be subject to the same Restrictions. A Participant may also have the right to receive dividend equivalents, which shall be subject to forfeiture restrictions as provided in Article 13, with respect to Restricted Units; provided, however, that a Participant shall have no rights as a shareholder prior to delivery of a Share with respect to a Restricted Unit that is payable in Shares.

ARTICLE 10

PERFORMANCE AWARDS

10.1    General. Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Article 10 and may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

10.2    Nature of Performance Awards. A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee

12

deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award or a portion thereof in the event specified performance criteria are not met within a designated period of time.

10.3    Performance Cycles. For each Performance Award, the Committee will designate a performance period (the “Performance Cycle”) with a duration of at least one (1) year, as may be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

10.4    Performance Goals. The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on performance criteria for Corporation, a Subsidiary, or an operating group, or based on a Participant’s individual performance. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

10.5    Determination of Awards. As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

10.6    Timing and Form of Payment. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under Section 10.5, in the form of cash, installments, Shares, or any combination of the foregoing or in any other form as the Committee determines.

10.7    Performance Goals for Executive Officers. The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

(a) Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

(b) Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

(c) Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

10.8    Award Limitations. The maximum number of Shares issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 Shares for any calendar year.

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ARTICLE 11

OTHER STOCK-BASED AND COMBINATION AWARDS

11.1    Other Stock-Based Awards. The Committee (or the Board with respect to Awards to Non-Employee Directors) may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

11.2    Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section may reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 12

DEFERRAL ELECTIONS

The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn-out, or Vesting of an Award made under the Plan. If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to: (a) payment or crediting of reasonable interest on such deferred amounts credited in cash or (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units. Such deferrals, if permitted, shall to the extent possible, comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder.

ARTICLE 13

DIVIDEND EQUIVALENTS

Any Awards may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award that is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary. Any dividend equivalents earned with respect to an Award shall be subject to the Restrictions applicable to such Award.

ARTICLE 14

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

14.1    Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted hereunder will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

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14.2    Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

ARTICLE 15

AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time; provided that no such action may be taken without shareholder approval if (i) such action would increase the number of shares subject to the Plan; (ii) such action would decrease the price at which Awards may be granted; (iii) such action would result in an Award being fully Vested, exercisable or earned in the event of a Change in Control prior to the consummation of the Change in Control; or (iv) such approval is required by applicable law or regulation or the applicable requirements of a stock exchange or over-the-counter stock trading system; provided further that the Board may, in its discretion, determine to submit any other changes to the Plan to the shareholders for approval; provided further that no amendment, suspension or termination of the Plan may materially and adversely affect the rights of a Participant under any outstanding Award without such Participant’s consent, unless such action is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A of the Code.

ARTICLE 16

MISCELLANEOUS

16.1    Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

16.2    Payments to Trust. The Committee is authorized (but has no obligation) to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

16.3    Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

15

16.4    Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.5    Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.

ARTICLE 17

SHAREHOLDER APPROVAL

The Plan, as amended and restated, is expressly subject to the approval of the Plan by the shareholders at the 2011 annual meeting of Corporation’s shareholders.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time May 16, 2011.

INTERNET http://www.proxyvoting.com/osur Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
94741	94746

Ú  FOLD AND DETACH HERE  Ú

								Please mark your votes as indicated in this example			☒

The Board of Directors recommends you vote FOR each of the following nominees:						The Board of Directors recommends you vote FOR Items 2 and 3.

			FOR	WITHHOLD	*EXCEPTIONS				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS Class II (Term Expiring 2014)		☐	☐	☐	2.	Ratification of Appointment of KPMG LLP for fiscal year 2011.		☐	☐	☐
	Nominees:					3.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.		☐	☐	☐
	01	Ronny B. Lancaster
	02	Roger L. Pringle
	03	Ronald H. Spair
The Board of Directors recommends you vote FOR stockholder approval every 3 years.
								3 years	2 years	1 year	Abstain
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)					4.	Recommend, on an advisory (non-binding) basis, the frequency of stockholder votes on executive compensation.	☐	☐	☐	☐

	*Exceptions					The Board of Directors recommends you vote FOR Item 5.
									FOR	AGAINST	ABSTAIN
						5.	Amendment and Restatement of Stock Award Plan.		☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

OraSure Technologies, Inc.

2011 Annual Meeting of Stockholders

Tuesday, May 17, 2011

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement, 2010 Annual Report to Stockholders and other Proxy Materials are available at: http://www.proxyvoting.com/osur

Ú  FOLD AND DETACH HERE  Ú

PROXY

2011 Annual Meeting of Stockholders

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack E. Jerrett and Mark L. Kuna, and each of them, proxies with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders of OraSure Technologies, Inc. (the “Company”), to be held at the Historic Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania 18018 on Tuesday, May 17, 2011, at 10:00 a.m. (local time), and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

The shares represented by this Proxy, if properly executed, will be voted as specified on the reverse side or, if no specification is made, will be voted (i) FOR the election of the nominees listed on the reverse side as directors, (ii) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011, (iii) FOR the compensation of the Company’s named executive officers, (iv) FOR “Three Years” as the frequency for future stockholder votes on executive compensation and (v) FOR the amendment and restatement of the Company’s Stock Award Plan. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO#	Fulfillment#
	94741	94746